Draft: 3/10/05

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NewAlliance Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510
203-789-2767

March 21, 2005

To the Shareholders of
NewAlliance Bancshares, Inc.:

          You are cordially invited to attend the NewAlliance Bancshares, Inc. Annual Meeting of Shareholders to be held on Wednesday, April 27, 2005, at 8:00 a.m., at the Radisson Hotel & Conference Center, Cromwell, Connecticut 06416.

          At the Annual Meeting, you will be asked: (i) to elect four directors to serve for three-year terms; (ii) to approve the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan; (iii) to ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of NewAlliance for the year ending December 31, 2005; and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

          The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding NewAlliance and the matters to be voted on at the Annual Meeting. Also enclosed is our 2004 Annual Report to Shareholders.

          It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so. If your shares are registered in your own name, and you intend to attend the Annual Meeting in person, please check the appropriate box on the attached proxy card. If your shares are owned in the name of your broker or other representative, a Response Card is enclosed; if you intend to attend the Annual Meeting please send the Response Card back to us and bring the attached Admission Card with you to the Annual Meeting.

Sincerely,

/s/ Peyton R. Patterson

Peyton R. Patterson
Chairman, President and Chief Executive Officer

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510
203-789-2767

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2005

To the Shareholders of
NewAlliance Bancshares, Inc.

          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the Annual Meeting”) of NewAlliance Bancshares, Inc. (the “Corporation”) will be held on Wednesday, April 27, 2005, at 8:00 a.m., local time, at the Radisson Hotel & Conference Center, Cromwell, Connecticut 06416, for the following purposes:

          1.    Election of Directors. To elect four directors to serve for three-year terms (Proposal 1);

          2.    Approval of the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan. To approve the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (Proposal 2);

          3.    Ratification of Appointment of Auditors. To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2005 (Proposal 3); and

          4.    Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of the Corporation’s Board of Directors.

          The Board of Directors has fixed the close of business on March 4, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

By Order of the Board of Directors

/s/ Peyton R. Patterson

Peyton R. Patterson
Chairman and Chief Executive Officer

New Haven, Connecticut
March 21, 2005

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510
203-789-2767

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2005

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

          This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of NewAlliance Bancshares, Inc., a Delaware corporation (“NewAlliance” or “NewAlliance Bancshares”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of NewAlliance to be held on Wednesday, April 27, 2005, at 8:00 a.m., local time, at the Radisson Hotel & Conference Center, Cromwell, Connecticut 06416 (the “Annual Meeting”) and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of NewAlliance on or about March 18, 2005.

          The Annual Meeting has been called for the following purposes: (i) to elect four directors to serve for three-year terms (Proposal 1); (ii) to consider and approve the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (Proposal 2); (iii) to ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors of NewAlliance for the year ending December 31, 2005 (Proposal 3); and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

          If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors, FOR the approval of the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan, and FOR the ratification of the appointment of NewAlliance’s independent auditors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which NewAlliance did not have notice at least 30 days prior to the date of the Annual Meeting.

          The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Brian S. Arsenault, Executive Vice President – Investor Relations, NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510, (ii) by re-

voting by telephone or on the internet, or (iii) by attending the Annual Meeting and voting in person.

          The cost of soliciting proxies for the Annual Meeting will be borne by NewAlliance Bancshares. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. NewAlliance also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. NewAlliance also has retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500, plus reimbursement of certain out-of-pocket expenses. Morrow & Co., Inc. has also been engaged to answer any inquiries from NewAlliance shareholders regarding this proxy statement, the proxies, the Annual Meeting and how to vote NewAlliance shares. Shareholders who need additional copies of the proxy material or have such inquiries should contact Morrow & Co., Inc. at 445 Park Avenue, 5th Floor, New York, NY 10022. Shareholders, please call: (800) 607-0088. Banks and brokerage firms, please call (800) 654-2468. All others, call collect: (212) 754-8000.

Who Can Vote

          The securities which can be voted at the Annual Meeting consist of shares of Common Stock of NewAlliance with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 4, 2005 as the record date for the determination of shareholders of NewAlliance entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 12,770 holders of record of the 114,158,736 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting

          If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card;

•	by using the internet website listed on the proxy card;

•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope; or

•	by attending the Annual Meeting and voting in person.

          Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors. Shareholders who have questions regarding the voting of their shares should call our proxy solicitor, Morrow & Co, Inc. at the number listed above.

          Vote by Telephone

          If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 5:00 p.m. (E.D.T.) on April 26, 2005. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

          Vote by Internet

          If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the internet. The website for internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 5:00 p.m. (E.D.T.) on April 26, 2005. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the internet, you do not need to return your proxy card.

          Vote by Mail

          You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

          Quorum; Vote Requirements

          The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors, the approval of the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan, and the ratification of the appointment of NewAlliance’s independent auditors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan, and the affirmative vote of the majority of the votes cast is required to ratify the appointment of NewAlliance’s independent auditor. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

          A copy of our Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 accompany this Proxy Statement. NewAlliance is required to file the Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). Our 2004 Annual Report to Shareholders and our Annual Report on Form 10-K also are available on our website, www.newalliancebank.com.

GOVERNANCE OF NEWALLIANCE

General

          On April 1, 2004, (i) New Haven Savings Bank converted from a mutual to stock form of organization, and became a wholly-owned subsidiary of NewAlliance Bancshares, a recently organized corporation (the “Conversion”); (ii) New Haven Savings Bank changed its name to NewAlliance Bank, and (iii) NewAlliance Bancshares acquired Connecticut Bancshares, Inc., the holding company of Savings Bank of Manchester, and Alliance Bancorp of New England, Inc., the holding company for Tolland Bank. In connection with such acquisitions, Savings Bank of Manchester and Tolland Bank merged into New Haven Savings Bank, and ceased to exist as separate entities. In addition, Connecticut Bancshares, Inc. and Alliance Bancorp of New England, Inc. merged into NewAlliance Bancshares, and ceased to exist as separate entities. NewAlliance Bancshares is the holding company for NewAlliance Bank.

          The business and affairs of NewAlliance are managed by or under the direction of the Board of Directors of NewAlliance Bancshares. Members of the Board of Directors inform themselves of NewAlliance’s business through discussions with its chairman, president and chief executive officer and with other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

          The Governance Committee of the Board of Directors assists the Board in its oversight of corporate governance policies and practices, Board composition, and director nomination and related matters. The Governance Committee is comprised of four directors, each of whom is “independent” in accordance with the rules of the New York Stock Exchange (the “NYSE”) and NewAlliance’s Corporate Governance Guidelines. The Governance Committee operates under a Governance Committee Charter and Guidelines, each of which can be found on NewAlliance’s website under www.newalliancebank.com/aboutNewAlliance/investor relations.

Independence of NewAlliance’s Board of Directors and Members of Its Committees

          It is the policy of the Board of Directors of NewAlliance Bancshares that a majority of its directors be independent of NewAlliance within the meaning of applicable laws and regulations, the listing standards of the NYSE and NewAlliance’s Corporate Governance Guidelines. The Governance Committee reviews the independence of Board members on an ongoing basis and, at least once a year, makes a determination of each director’s independence against the independence criteria and reports to the Board on this matter.

          NewAlliance’s Board of Directors has affirmatively determined that all of the directors nominated for election at the annual meeting and all directors of NewAlliance whose terms continue are independent, with the exception of Peyton R. Patterson, Chairman, President and Chief Executive Officer of NewAlliance Bancshares. NewAlliance’s Board of Directors has also affirmatively determined that three of the Board’s committees, the Audit, Compliance and CRA Committee, the Compensation Committee, and the Governance Committee, are comprised entirely of independent directors within the meaning of applicable laws and regulations, the listing standards of the NYSE and NewAlliance’s Corporate Governance Guidelines.

Independence Standards

          The Governance Committee has established a Director Independence Determination Policy in order to make its determinations regarding independence of directors. To be considered independent, the Committee must determine that a director has no material relationship with NewAlliance, either directly or as a partner, shareholder or officer of an organization that has a relationship with NewAlliance. The Committee has established the following guidelines to assist it in determining director independence:

1.	A NewAlliance director who is an employee, or whose immediate family member is an executive officer, of NewAlliance is not independent until three years after the end of the employment relationship.

2.

A NewAlliance director who receives, or whose immediate family member receives (other than in a non-executive officer employee capacity), more than $100,000 per year in direct compensation from NewAlliance (other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

3.

A NewAlliance director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of NewAlliance is not independent until three years after the end of the affiliation or the employment or auditing relationship.

4.

A NewAlliance director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of NewAlliance’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service of the employment relationship.

5.

A NewAlliance director who is currently an executive officer or an employee, or whose immediate family member is currently an executive officer, of a company that makes payments to or receives payments from NewAlliance for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenue, is not independent until three years after falling below such threshold.

          Under the Policy, the following “safe harbor” commercial or charitable relationships are not considered to be material relationships that would impair a director’s independence: (i) if a director is indebted to NewAlliance Bank or any of its affiliates, directly or indirectly through affiliates in an amount that would not exceed the loan limitations of Federal Reserve Board Regulation O; and (ii) if a NewAlliance director serves as an executive officer of a charitable organization, and NewAlliance’s discretionary charitable contributions to the organization are less than 2% of that organization’s annual revenue. A commercial relationship in which a director is an executive officer of another company that owns a common stock interest in NewAlliance will not be considered to be a material relationship which would impair a director’s independence. For relationships outside the safe harbor guidelines, the determinations of whether the relationship is material or not, and therefore whether a director would be independent, is made by the Governance Committee.

Meetings of the Board of Directors and Its Committees

          NewAlliance’s Board of Directors meets on a monthly basis and may hold additional special meetings. During 2004, the Board of NewAlliance and/or NewAlliance Bank held 12 regular meetings and four special meetings. In addition, there were meetings during 2004 of the various committees of the Board of Directors. None of our directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors held while he or she was a member of the Board during 2004 and the number of meetings held by all committees during the period which he or she served on such committee during 2004.

Director Attendance at Annual Meetings of Shareholders

          NewAlliance has an informal policy encouraging attendance of each member of the Board of Directors at NewAlliance’s Annual Meeting of Shareholders. All of the NewAlliance directors are expected to attend the 2005 Annual Meeting of Shareholders.

Committees of the Board of Directors

          The Board of Directors of NewAlliance Bancshares has three committees: the Audit, Compliance and CRA Committee, the Compensation Committee, and the Governance Committee. Each of those committees is a joint committee of NewAlliance and NewAlliance Bank and is comprised solely of independent directors within the meaning of the rules of the NYSE and the SEC. NewAlliance Bank has two additional committees, the Trust Committee and the Loan Committee. The Board of Directors may, by resolution, designate one or more additional committees.

          The Audit, Compliance and CRA Committee consists of Directors Coady, Flanagan, Lyons and Woodson, with Mr. Lyons serving as Chair. The Audit, Compliance and CRA Committee, which operates under a charter, oversees the independent auditor relationship, the internal audit and compliance functions and Community Reinvestment Act performance. A copy of the Committee’s charter, which has been adopted by the NewAlliance Board of Directors, can be found in Appendix A to this Proxy Statement. Each of the members of the Audit, Compliance and CRA Committee meets the independence requirements of the rules of the NYSE and the SEC. The Board of Directors has determined that each of the members of the Committee is financially literate and that Ms. Coady is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “independent” for purposes of current NYSE listing standards and Section 10A(m)(3) of the Exchange Act. The Audit, Compliance and CRA Committee met 16 times during the year ended December 31, 2004.

          The Compensation Committee consists of Directors Croweak, Grossi, Marziali and Woodson, with Mr. Grossi serving as Chair. The Compensation Committee oversees director and executive officer compensation and certain employee benefit plans. The Compensation Committee met 17 times during the year ended December 31, 2004. The number of meetings in 2004 reflects the need to address compensation issues occasioned by the Conversion and public company status. The Compensation Committee has engaged outside advisors to assist in its deliberations.

          The Governance Committee consists of Directors Croweak, Marziali, McNamara and Zaccagnino, with Ms. McNamara serving as Chair. The Governance Committee is responsible for establishing criteria for directors, making recommendations for the nomination of directors, overseeing self-assessment evaluations for the Board and its Committees and addressing other governance issues. The Chair of the Governance Committee serves as Lead Director, in accordance with the NewAlliance Corporate Governance Guidelines. The Governance Committee met 10 times during the year ended December 31, 2004.

          The Trust Committee consists of Directors Coady, Rosenberg and Rossi, with Ms. Coady serving as Chair. The Trust Committee oversees the trust, securities brokerage and insurance activities of NewAlliance Bank and subsidiaries. The Trust Committee met seven times during the year ended December 31, 2004.

          The Loan Committee consists of Directors Flanagan, Grossi, Lyons, Rossi and Zaccagnino, with Mr. Grossi serving as Chair. The Loan Committee reviews certain loans and related matters in accordance with NewAlliance Bank’s loan policy. The Loan Committee met 13 times during the year ended December 31, 2004.

Compensation of Directors

          The Board of Directors’ Compensation Schedule provides that non-employee directors (“Eligible Directors”) are entitled to an annual retainer of $23,000, paid in quarterly installments. In addition, Eligible Directors are entitled to fees of $1,000 to $2,000 for attendance at Board and Committee meetings, depending on the length of the meeting. An annual retainer fee of $8,000, $5,000 and $5,000, respectively, is paid for chairing each of the Audit, Compliance and CRA Committee, the Compensation Committee and the Governance Committee. The Chair of the Governance Committee also serves as NewAlliance’s Lead Director, at no additional compensation. All other committee chairs are entitled to an additional $500 for attendance at committee meetings. These fees were developed with the assistance of an independent consulting firm and were recommended to the Board of Directors by NewAlliance’s Compensation Committee and Governance Committee. Prior to October 2004, non-employee members of the NewAlliance Board of Directors received an annual retainer of $23,000 and a per meeting fee of $700 to $2,000 for Board and Committee meetings, depending on the length of the meeting. The Chairs of Committees also received an additional $700 per meeting attended.

          Directors may defer their fees pursuant to a plan substantially similar to that for executive officers. See “Election of Directors – Compensation of Executive Officers and Transactions with Management - Deferred Compensation Plan”.

Selection of Nominees for the Board of Directors

          The Governance Committee is responsible for the identification and recruitment of director candidates. It submits recommendations with respect to the nomination of new Board members for a vote by the independent directors of the Board. Candidates for the Board of

Directors are selected based upon their character, track record of accomplishments in leadership roles, as well as their professional and corporate experience, skills and expertise. The Board seeks to align Board composition with NewAlliance Bank’s strategic direction so that Board members bring skills, experience, and background that are relevant to the key strategic and operational issues that they will review, oversee, and approve. Community leadership and diversity are also important considerations in reviewing and selecting Board candidates. NewAlliance gives preference to those candidates who provide diversity to the Board, reside in the communities served by NewAlliance Bank and/or have demonstrated leadership in the community.

          When seeking candidates for director, the Governance Committee may solicit suggestions from incumbent directors, members of senior management, shareholders and, if appropriate, third-party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will submit its recommendation to the Board for a vote of the independent directors of the Board. Those approved by a majority of the independent directors are nominated for election by the shareholders at NewAlliance’s next Annual Meeting of Shareholders.

          The Governance Committee also reviews and makes recommendations to the Board relative to a director’s re-nomination based on the director’s performance and the applicability and relevance of his or her background, skills and experience to NewAlliance’s corporate strategy at that time. There are no term limits for directors, other than a policy that Board members are considered to have retired from the Board at the Annual Meeting next following the date on which they reach the age of 72.

          Each of the nominees being presented by the Board of Directors for election at the Annual Meeting and described below under “Election of Directors-Information as to Nominees and Directors,” were recommended to the NewAlliance Board of Directors by the Governance Committee in accordance with the procedures set forth above.

Shareholder Nominations for the Board

          NewAlliance’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of NewAlliance. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of NewAlliance not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10 th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Governance Committee will consider candidates for director suggested by shareholders by applying the criteria for candidates described above and by considering the additional information required by NewAlliance’s Bylaws, which must be set forth in a shareholder’s notice of nomination. NewAlliance’s Bylaws require that the notice set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to

Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice: (A) the name and address, as they appear on NewAlliance’s books, of such shareholder; (B) the class and number of shares of NewAlliance’s capital stock that are beneficially owned by such shareholder; (C) a representation that the shareholder is a holder of record of stock of NewAlliance entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (D) a description of all arrangements or understandings between the shareholder and each nominee and any arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary of NewAlliance that information required to be set forth in a shareholder’s notice on nomination which pertains to the nominee.

          In addition, under the Corporate Governance Guidelines, shareholders who recommend candidates for consideration by the Governance Committee to serve as Board members should include in the notice required by the Bylaws as described above the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience, community leadership and other significant accomplishments, a statement by the shareholder outlining the reasons why this candidate’s skills, experience, background, etc. would make a valuable contribution to the Board, and a minimum of two references who have either worked with the candidate, served on a Board with the candidate or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Director Orientation and Education

          NewAlliance believes in having a strong, effective Board of Directors to lead the Company. In pursuing this objective, the Board conducted an orientation program for its directors in connection with the Conversion and mergers in order to provide a working knowledge of the Bank, its corporate strategy, priorities and performance, the financial services industry, the operation of the Board and the director’s duties and responsibilities. The Board periodically devotes all or portions of its meetings to educational and strategic programs. The Governance Committee is also responsible for providing ongoing Board education and periodically makes recommendations to the Board with respect to educational programs to be offered to Board members from time to time. Directors have full access to members of the Bank’s senior management team at all times. In addition, the Board has the authority to retain independent advisors as it deems appropriate at the Bank’s expense. The Governance Committee is charged with ensuring that applicable NYSE requirements for director continuing education are met.

Shareholder Communications with the Board

          Pursuant to NewAlliance’s Corporate Governance Guidelines, shareholders wishing to communicate directly with the Board or any independent Board members should send any such communication to:

Julia M. McNamara
Chair of the Governance Committee of the Board of Directors
NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510

          Any such shareholder communications will be reviewed by the Chair and discussed with the Governance Committee. Upon such review, the Committee will determine an appropriate response or course of action to address the shareholder communication which may include discussing the matter raised with the Board as a whole, with the independent directors in executive session, with the chief executive officer and/or with other members of the senior management team, as appropriate.

Code of Conduct and Ethics

          NewAlliance has adopted a Code of Conduct for Directors and a Code of Conduct for Senior Executive Financial Officers. Under the Code of Conduct for Directors, each director of NewAlliance Bancshares and each director of NewAlliance’s subsidiaries is prohibited to take any action that will violate any applicable law or regulation, to use NewAlliance’s assets for personal gain, or to engage in any activities that create a conflict of interest between the director and NewAlliance, unless properly disclosed. In addition, the Code of Conduct for Directors requires all directors to adhere to the highest standards of ethical conduct, to maintain confidentiality of all information obtained in the course of the directorship, and to raise at the Board level issues which the director reasonably believes may place NewAlliance at risk.

          The Code of Conduct for Senior Executive Financial Officers was adopted by the Board of Directors to promote honest and ethical conduct, proper disclosure of financial information in NewAlliance’s periodic reports, and compliance with applicable laws, rules, and regulations by NewAlliance’s senior officers who have financial responsibilities. The Code applies to NewAlliance’s chief executive officer, chief financial officer and chief accounting officer.

          Both Codes can be found on NewAlliance’s website under www.newalliancebank.com/aboutnewalliance/investorrelations. You may also obtain a printed copy of the Codes, without charge, by contacting Brian S. Arsenault, Executive Vice President – Investor Relations of NewAlliance at 195 Church Street, New Haven, Connecticut 06510, telephone 800-325-2424.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General

          The Audit, Compliance and CRA Committee appointed PricewaterhouseCoopers, LLP as the independent public accounting firm to audit NewAlliance’s financial statements for the year ending December 31, 2005. In making its selection, the Audit, Compliance and CRA Committee considered whether PricewaterhouseCoopers, LLP’s provision of services other than audit services is compatible with maintaining the independence of NewAlliance’s outside accountants. In addition, the Committee reviewed the fees described below for audit-related services and tax services and concluded that such fees are compatible with the independence of PricewaterhouseCoopers, LLP.

Auditor Fee Information

          The following table presents fees for professional audit services rendered by PricewaterhouseCoopers, LLP for the audit of NewAlliance’s annual financial statements for the year ended December 31, 2004 and fees billed for other services rendered by PricewaterhouseCoopers, LLP for that year.

Audit Fees (1)	339,500
Audit-Related Fees (2)	182,765
Tax Fees (3)	45,125
All Other Fees (4)	52,360

Total	$619,750

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NewAlliance’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers, LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NewAlliance’s consolidated financial statements and are not reported under “Audit Fees.” This category primarily includes fees for 2004 related to services in connection with NewAlliance’s initial public offering and post-merger balance sheet reviews. These fees were approved by a separate engagement letter.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

(4)	All Other Fees consist of fees for products and services other than the services reported above. The fees for 2004 were incurred primarily in connection with Sarbanes-Oxley Act Section 404 consulting.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

          Consistent with SEC requirements regarding auditor independence, the Audit, Compliance and CRA Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

          All engagements of the independent auditor to perform any audit services and non-audit services during 2004 were pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit, Compliance and CRA

Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

          REPORT OF THE AUDIT COMMITTEE

          In accordance with rules adopted by the SEC, the Audit, Compliance and CRA Committee of the Board of Directors of NewAlliance makes this report for the year ended December 31, 2004.

          The Audit, Compliance and CRA Committee of the Board of Directors is responsible for providing independent, objective oversight of NewAlliance’s accounting functions and internal controls. Its responsibilities include appointing, compensating and monitoring NewAlliance’s independent public accountants. During 2004, the Committee was composed of four directors, each of whom is independent as defined in the NYSE Listed Company Manual and NewAlliance’s Corporate Governance Guidelines. The Audit, Compliance and CRA Committee operates under a written charter approved by the Board of Directors.

          Management is responsible for NewAlliance’s internal controls and financial reporting process. The independent accountants, PricewaterhouseCoopers, LLP, are responsible for performing an independent audit of NewAlliance’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit, Compliance and CRA Committee’s responsibility is to monitor and oversee these processes.

          In connection with these responsibilities, the Audit, Compliance and CRA Committee met with management and PricewaterhouseCoopers, LLP to review and discuss the December 31, 2004 consolidated financial statements. The Committee also discussed with PricewaterhouseCoopers, LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit, Compliance and CRA Committee also received written disclosures from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit, Compliance and CRA Committee discussed with PricewaterhouseCoopers, LLP the firm’s independence.

          Based upon the Audit, Compliance and CRA Committee’s discussions with management and the independent accountants, and the Committee’s review of the presentations of management and the independent accountants, the Audit, Compliance and CRA Committee recommended that the NewAlliance Board of Directors include the audited consolidated financial statements in NewAlliance’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

The Audit Committee:

Robert J. Lyons, Jr. (Chair)
Roxanne J. Coady
Sheila B. Flanagan
Nathaniel D. Woodson
ELECTION OF DIRECTORS
(Proposal 1)

          At the Annual Meeting, four directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

Nominees and Directors

          The Board of Directors of New Alliance Bancshares consists of 14 members, each of whom belongs to one of three classes. Directors serve three-year staggered terms so that only approximately one-third of the Directors are elected at each annual meeting of shareholders. NewAlliance’s Corporate Governance Guidelines provide that a director shall be considered to have resigned from the Board at the Annual Meeting next following the date on which such director reaches the age of 72. Accordingly, Mr. Schmalz will be considered to have retired following the April 27, 2005 Annual Meeting. The Board may appoint a successor to Mr. Schmalz or reduce the size of the Board.

          The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of NewAlliance. Also set forth is certain other information with respect to each such person’s age at December 31, 2004, positions currently held with NewAlliance and its wholly owned subsidiary, NewAlliance Bank, periods during which such person has served as a director of NewAlliance and when their current term expires.

		Position with NewAlliance	Director
Name	Age	and New Alliance Bank	Since

Director Nominees for a
Three-Year Term Expiring in 2008

Roxanne J. Coady	55	Director	1995[1]
John F. Croweak	68	Director	1989[1]
Sheila B. Flanagan	64	Director	2004[2]
Richard J. Grossi	69	Director	1989[1]

Directors Continuing in Office:

Directors with Terms Expiring in 2007:

Joseph Rossi	53	Director	2004[3]
Robert N. Schmalz	72	Director	1973[1,4]
Cornell Scott	69	Director	1989[1]
Nathaniel D. Woodson	63	Director	2000[1]
Joseph A. Zaccagnino	58	Director	1992[1]

Directors with Terms Expiring in 2006:

Robert J. Lyons, Jr.	53	Director	1992[1]
Eric A. Marziali	46	Director	2004[5]
Julia M. McNamara	63	Director	1990[1]
Peyton R. Patterson	48	Chairman of the Board,
		President and Chief
		Executive Officer	2002[1]
Gerald B. Rosenberg	56	Director	2000[1]

[1]	Director of New Haven Savings Bank since the date indicated. Director of NewAlliance since formation in September, 2003.

[2]
Served as director of NewAlliance since April 1, 2004. Served as director of Connecticut Bancshares, Inc. (“Connecticut Bancshares”) since 1987. Connecticut Bancshares merged into NewAlliance April 1, 2004.

[3]	Served as director of NewAlliance since April 1, 2004. Served as director of Alliance Bancorp of New England, Inc. (“ABNE”) since 1995. ABNE merged into NewAlliance April 1, 2004.

[4]
NewAlliance’s Corporate Governance Guidelines provide that a director shall be considered to have resigned from the Board at the Annual Meeting next following the date on which such director reaches the age of 72. Accordingly, Mr. Schmalz will be considered to have retired following the April 27, 2005 Annual Meeting. The Board may appoint a successor to Mr. Schmalz or reduce the size of the Board.

[5]	Served as director of NewAlliance since April 1, 2004. Served as director of Connecticut Bancshares since 1999.

          The principal occupation and business experience for the last five years for each of NewAlliance’s directors is set forth below. All directors have held their present positions for five years unless otherwise stated.

          Peyton R. Patterson joined New Haven Savings Bank in January 2002, as Chairman, President and Chief Executive Officer. From May 1996 to December 2001, she was an Executive Vice President of Dime Bancorp, New York, New York. Ms. Patterson has 21 years of commercial and thrift banking experience with New Haven Savings Bank, Dime Bancorp, Chemical Bank/Chase Manhattan and Corestates Financial Corporation of Pennsylvania. She has extensive experience in the areas of retail and business lending, retail banking, asset management, marketing and mergers and acquisitions.

          Roxanne J. Coady is the founder, President and Chief Executive Officer of R.J. Julia Booksellers, Ltd. located in Madison, Connecticut. Ms. Coady practiced as a certified public accountant and was a Partner of and the National Tax Director for BDO Seidman. Ms. Coady was Chairperson of the Tax Division of the New York State Society of Certified Public Accountants and served on and chaired various committees for the Tax Division of the American Institute of Certified Public Accountants.

          John F. Croweak was the Chairman of Anthem Blue Cross and Blue Shield of Connecticut, a health care coverage company, until he retired in 1997. He is a director of UIL Holdings Corporation.

          Sheila B. Flanagan is Executive Director of SBM Charitable Foundation, Inc., Manchester, Connecticut. She is a retired attorney and acted as a consultant between 1996 and 1999. Before 1996, she served as in-house counsel to the Massachusetts Mutual Life Insurance Company.

          Richard J. Grossi was the Chairman and Chief Executive Officer of The United Illuminating Company, a regional electric distribution utility company serving the Greater New Haven and Bridgeport areas, until he retired in 1999. He presently serves on the Board of the New York Independent System Operator. He formerly served as Chairman and President of Science Park Development Corporation in New Haven, Connecticut.

          Robert J. Lyons, Jr. is the President and Chief Executive Officer of The Bilco Company, a privately held manufacturer located in West Haven, Connecticut, with offices in the United States, Canada and the United Kingdom. Mr. Lyons is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants.

          Eric A. Marziali is the President and Chief Executive Officer of United Abrasives, Inc. and SAIT Overseas Trading and Technical Corp., and Vice President of United Abrasives Canada, Inc., all related entities, which manufacture abrasive products.

          Julia M. McNamara is the President of Albertus Magnus College located in New Haven, Connecticut.

          Gerald B. Rosenberg is Senior Vice President, Executive Development for Bayer Healthcare. Previously, Mr. Rosenberg was Senior Vice President and General Manager of Bayer Diagnostics. Bayer Healthcare and Bayer Diagnostics are divisions of Bayer AG, an international healthcare, crop science, polymers and chemicals company with whom Mr. Rosenberg has been employed for over 30 years.

          Joseph H. Rossi is the former President and Chief Executive Officer of Alliance Bancorp of New England, Inc. and its subsidiary, Tolland Bank.

          Robert N. Schmalz is an attorney with the law firm of Murtha Cullina LLP, a regional law firm with offices in Connecticut and Massachusetts.

          Cornell Scott is the Chief Executive Officer of Hill Health Center Corporation, a private, non-profit community health center located in New Haven, Connecticut. The company provides comprehensive preventive and primary care services from 18 locations in the greater New Haven area.

          Nathaniel D. Woodson currently serves as the Chairman, President and Chief Executive Officer of UIL Holdings Corporation and Chairman and Chief Executive Officer of its subsidiary of The United Illuminating Company located in New Haven, Connecticut. He is also Chairman of the Board of Directors of United Resources, Inc., a direct subsidiary of UIL Holdings Corporation. Mr. Woodson served as President of The United Illuminating Company during the period February 23, 1998 to May 20, 1998; President and Chief Executive officer during the period of May 20, 1998 to December 31, 1998 and Chairman of the Board of Directors, President and Chief Executive Officer of The United Illuminating Company during the period December 31, 1998 to February 1, 2001. He has served as Chairman of the Board of Directors and Chief Executive Officer of The United Illuminating Company since February 1, 2001 and Chairman of the Board of Directors, President and Chief Executive Officer of UIL Holdings Corporation since its inception on March 22, 1999.

          Joseph A. Zaccagnino is the President and Chief Executive Officer of Yale-New Haven Health System and its subsidiary, Yale-New Haven Hospital, located in New Haven, Connecticut.

          The Board of Directors has determined that, except for Ms. Patterson, all of the members of the Board are “independent directors” for purposes of Section 303A of the Listed Company Manual of the NYSE. The Board of Directors based these determinations primarily on a review by the Governance Committee of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships.

Executive Officers Who Are Not Directors

          The following table sets forth the names, ages as of December 31, 2004 and positions of the executive officers of NewAlliance Bancshares and NewAlliance Bank other than Ms. Patterson.

Name	Age	Position

Merrill B. Blanksteen	51	Executive Vice President, Chief Financial Officer and Treasurer of NewAlliance Bancshares and NewAlliance Bank
Gail E.D. Brathwaite	45	Executive Vice President and Chief Operating Officer of NewAlliance Bancshares and NewAlliance Bank
Brian S. Arsenault	57	Executive Vice President – Corporate Communications and Investor Relations of NewAlliance Bank
Donald T. Chaffee	56	Executive Vice President – Chief Credit Officer of NewAlliance Bank
J. Edward Diamond	62	Executive Vice President – Wealth Management of NewAlliance Bank
Mark F. Doyle	45	Senior Vice President, Chief Accounting Officer of NewAlliance Bancshares and NewAlliance Bank
David H. Purcell	46	Executive Vice President – Retail Banking of NewAlliance Bank
Diane L. Wishnafski	51	Executive Vice President – Business Banking of NewAlliance Bank
Koon-Ping Chan	57	Senior Vice President – Chief Risk Officer of NewAlliance Bank
Paul A. McCraven	48	Senior Vice President – Community Development and Public Relations of NewAlliance Bank

          The principal occupation and business experience for the last five years for each of NewAlliance’s executive officers is set forth below.

          Merrill B. Blanksteen, Executive Vice President, Chief Financial Officer and Treasurer, joined New Haven Savings Bank in 1993 as the Chief Financial Officer.

          Gail E.D. Brathwaite, Executive Vice President and Chief Operating Officer, joined New Haven Savings Bank in March 2002. Previously, Ms. Brathwaite was Senior Vice President, director of Branch Administration, Compliance and Loss Control for the Consumer Financial Services Division of the Dime Savings Bank, New York, New York.

          Brian S. Arsenault, Executive Vice President – Corporate Communications and Investor Relations, joined NewAlliance in June 2004. Previously, Mr. Arsenault served in a similar capacity for BankNorth Group, Inc. and its predecessors.

          Donald T. Chaffee, Executive Vice President – Chief Credit Officer, joined New Haven Savings Bank in September 2002. Previously and starting in 1993, Mr. Chaffee was employed by Dime Savings Bank, New York, New York. While at Dime Savings, he held the positions of Director of Residential Credit and Risk Management and Director of Consumer Credit and Originations.

          J. Edward Diamond, Executive Vice President – Wealth Management, joined New Haven Savings Bank in February 2002. Previously, Mr. Diamond was employed as President of Dime Securities, Inc., a subsidiary of Dime Bancorp. He currently serves as a director of Vantis Life Insurance Co., Hartford, Connecticut.

          Mark F. Doyle, Senior Vice President and Chief Accounting Officer, joined New Haven Savings Bank in March 2003. Previously, Mr. Doyle was Senior Vice President and Controller with American Savings Bank, New Britain, Connecticut, a subsidiary of American Financial Holdings, Inc.

          David H. Purcell, Executive Vice President – Retail Banking, joined New Haven Savings Bank in March 2002. From 1997 through 2000, Mr. Purcell served as Senior Vice President, Product Management at Dime Savings Bank, New York, New York, and became Senior Vice President, Product Management and Distribution beginning in 2001.

          Diane L. Wishnafski, Executive Vice President – Business Banking, served in various officer positions at New Haven Savings Bank since 1985. Previously, Ms. Wishnafski served in various capacities at Dime Savings Bank of Wallingford, First Bank and Connecticut Bank & Trust Company, all from locations in the greater New Haven area.

          Koon-Ping Chan, Senior Vice President – Chief Risk Officer, joined New Haven Savings Bank as Senior Vice President – Chief Risk Officer in February 2003. From May 2002 until February 2003, he performed various consulting services for New Haven Savings Bank. From May 1997 to April 2002, Mr. Chan was employed by Dime Bancorp where his positions included Senior Vice President, Director of Financial Management, MIS and Channel Planning for Retail Banking, Private Banking, insurance, asset management and consumer lending.

          Paul A. McCraven, Senior Vice President – Community Development and Public Relations, joined New Haven Savings Bank as Vice President of Community Relations in 1997.

Indemnification and Limitation of Liability

          NewAlliance’s and NewAlliance Bank’s Certificates of Incorporation and Bylaws contain provisions which limit the liability of and indemnify its directors, officers, employees and agents. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at NewAlliance’s request as a director, officer, employee or agent of another corporation or business entity shall be indemnified and held harmless by NewAlliance to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by NewAlliance the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of NewAlliance shall not be personally liable to NewAlliance or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. Similar provisions to those described above are contained in the Certificate of Incorporation and Bylaws of NewAlliance Bank.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          The following tables sets forth information as of December 31, 2004 with respect to the amount of NewAlliance Common Stock beneficially owned by each director of NewAlliance, each nominee for election as a director, each of the named executive officers and by all directors and execution officers of NewAlliance as a group. The address of each person is NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510. No person or group, as defined in Section 13(d)(3) of the Exchange Act, is known by NewAlliance to be the beneficial owner of more than 5% of the Common Stock of NewAlliance based on the absence of any Schedules 13D and 13G filed with the SEC pursuant to the Exchange Act.

Name and Title Directors and Nominees	Number of Shares; Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding

Peyton R. Patterson	30,100		*
Roxanne J. Coady	10,000		*
John F. Croweak	31,000		*
Sheila B. Flanagan	25,000		*
Richard J. Grossi	10,028	(2)	*
Robert J. Lyons, Jr.	11,500	(3)	*
Eric A. Marziali	51,650		*
Julia M. McNamara	25,000		*
Gerald B. Rosenberg	10,258		*
Joseph H. Rossi	436,024	(4)	*
Robert N. Schmalz	10,000		*
Cornell Scott	1,000		*
Nathaniel D. Woodson	52,000	(5)	*
Joseph A. Zaccagnino	20,000		*

Executive Officers
Who Are Not Directors

Brian S. Arsenault	59		*
Merrill B. Blanksteen	20,000	(6)	*
Gail E.D. Brathwaite	12,000		*
Donald T. Chaffee	20,000		*
Koon-Ping Chan	10,000		*
J. Edward Diamond	4,000	(7)	*
Mark F. Doyle	15,000		*
Paul A. McCraven	3,000		*
David H. Purcell	5,000		*
Diane L. Wishnafski	10,100	(2)	*
All Directors and Executive Officers as a Group	822,719		*

*	Less than 1% of Common Stock outstanding.
(1)
In accordance with Rule 13d-3 under the Exchange Act, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from December 31, 2004. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)	Owned jointly with spouse.

(3)	Of such shares, 10,000 are owned by Mr. Lyons directly, 1,000 are owned jointly with spouse, and 500 are owned jointly with minor son.

(4)	Of such shares, 376,882 are owned by Mr. Rossi directly, 58,318 are held jointly with spouse, 412 shares are owned jointly with minor son, and 412 shares owned jointly with minor daughter.

(5)	Held as co-trustee and beneficiary of personal trust.

(6)	Of such shares, 17,500 are owned by Mr. Blanksteen directly and 2,500 are owned by his spouse.

(7)	Of such shares, 3,000 are held jointly with spouse and 1,000 are owned directly through an individual retirement account.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires NewAlliance’s directors, certain officers and persons who own more than 10% of its Common Stock to file with the SEC initial reports of ownership of NewAlliance’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to NewAlliance, NewAlliance believes that during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to NewAlliance’s directors and officers were complied with on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT

Executive Officer Compensation

          The following table sets forth certain information as to the total remuneration earned or earned and paid by NewAlliance Bank during the fiscal year ended December 31, 2004 to the Chairman, President and Chief Executive Officer of NewAlliance Bank and the four most highly compensated executive officers of NewAlliance Bank. Separate remuneration is not paid to such individuals by NewAlliance Bancshares. Each of the individuals listed on the table below is referred to as a “Named Executive Officer.”

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Payouts
				Other Annual	LTIP
Named		Salary	Bonus	Compensation	Payouts	All Other
Executive Officer	Year	($)(1)	($)(2)	($)(3)	($)(4)	Compensation(5)

Peyton R. Patterson	2004	606,250	1,222,000		449,330	26,625
Chairman, President & Chief Executive Officer	2003	537,460	434,531		412,650	80,891

Merrill B. Blanksteen	2004	300,875	456,750		160,500	31,254
Executive Vice President – CFO	2003	271,001	142,875		128,400	21,756

Gail E. D. Brathwaite	2004	276,250	420,000		144,450	24,174
Executive Vice President – COO	2003	243,541	135,000		144,450	10,810

David H. Purcell	2004	243,750	296,400		144,450	28,391
Executive Vice President – Retail Banking	2003	231,750	131,625		144,450	71,260

Diane Wishnafski	2004	224,750	276,000		128,400	21,598
Executive Vice President – Business Banking	2003	206,750	117,563		104,004	14,510

(1)
In addition to the salary, amounts disclosed in this column include amounts deferred under the NewAlliance Bank 401(k) Plan. Pursuant to employment contracts with each Named Executive Officer, base salary will be reviewed periodically and may be increased. Annual salaries as of the date of this Proxy Statement are as follows: Ms. Patterson - $611,000; Mr. Blanksteen - $304,500; Ms. Brathwaite - $280,000; Mr. Purcell - $247,000; and Ms. Wishnafski - $230,000.

(2)
Amounts represent cash bonuses earned in 2003 and 2004 pursuant to the Executive Short-Term Incentive Plan described below. Cash bonuses are generally declared and paid in the first quarter of the year following the year for which services were performed. Bonuses for 2003 are for the 9 month fiscal year ended December 31, 2004.

(3)
NewAlliance Bank provides various cash benefits and perquisites to the Named Executive Officers. The costs of providing such benefits to the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of such individuals.

(4)
Amounts represent long-term cash awards paid for performance for the three-year performance cycles ending in 2003 and 2004 pursuant to the NewAlliance Performance Unit Plan described under “Long-Term Incentive Plan - Awards in Last Fiscal Year” below. This plan was discontinued as to future awards effective December 31, 2003.

(5)
Includes amounts contributed or allocated, as the case may be, to the New Alliance Bancshares 401(k) Plan and the NewAlliance Bancshares Employee Stock Ownership Plan. It also includes employer premium payments for health insurance and for the payment of group term life insurance premiums for coverage in excess of $50,000. Also, in 2003, the Bank paid $63,382 in relocation expenses for Ms. Patterson and $54,327 in relocation expenses for Mr. Purcell.

Long-term Incentive Plan - Awards in Last Fiscal Year

          NewAlliance Bank terminated its cash-based long-term incentive plan, the Performance Unit Plan (the “PUP”), effective December 31, 2003. No PUP awards were made during 2004. In accordance with the terms of the PUP, awards for the three-year cycles 2001-2003 and 2002-2004 were made and are reflected in the Summary Compensation Table, and awards for the three-year cycle 2003-2005 will be made and reflected in next year’s Summary Compensation Table.

Executive Short-Term Incentive Plan

          The NewAlliance Bank Executive Short-Term Incentive Plan is a short-term management incentive plan designed to reward executive management for contributing to the profitability of NewAlliance, with the more senior officers being entitled to a higher percentage award. The Executive Short-Term Incentive Plan provides for cash payments equal to a percentage of a participant’s base salary tied to the achievement of specific individual, team, and/or corporate goals during a 12-month period. In the case of the most senior officers, such percentages can equal up to 200% of his or her base salary. The Executive Short-Term Incentive Plan is administered by the Compensation Committee of the Board of Directors of NewAlliance. The maximum payout under the Executive Short-Term Incentive Plan for the Chief Executive Officer, assuming her current annual base salary of $611,000, would be $1,222,000. Award recipients may elect to defer payment of awards under the NewAlliance Deferred Compensation Plan described below. In the event there is a change in control of NewAlliance and within the one-year period after such a change in control either NewAlliance terminates a participant’s employment without good cause or a participant voluntarily terminates his or her employment with NewAlliance with good reason, New Alliance must pay the participant in full all the incentive awards earned during any plan year that ends before the date the participant’s employment is terminated. In addition, the participant will be paid any portion of an incentive award that is applicable to the part of a fiscal year that ends on the date of his or her termination of employment. In the event a participant is discharged from employment with NewAlliance for cause, competes with NewAlliance or interferes with its business relationships while employed at NewAlliance or following his or her termination, or discloses confidential information of NewAlliance, the Compensation Committee has discretion to discontinue the payment of any incentive awards.

Deferred Compensation Plan

          NewAlliance maintains the NewAlliance Deferred Compensation Plan, a non-qualified plan that provides for the deferral of up to 30% of an eligible employee’s base salary and up to 100% of his or her incentive awards under the Executive Short-Term Incentive Plan in any calendar year. Amounts deferred are credited to an account established for the benefit of each participant, and earn interest at NewAlliance Bank’s 30-month rate for certificates of deposit. Following a participant’s termination of service with NewAlliance, he or she may receive the deferred payments in a lump sum or in equal annual installments for a period no longer than 10 years, at the election of NewAlliance’s Chief Executive Officer, except that in the event of death, NewAlliance will make a lump sum payment. In the event a participant is discharged from employment with New Alliance for cause, competes with New Alliance or interferes with its business relationships while employed at NewAlliance Bank or following his or her termination, or discloses confidential information about NewAlliance, the Compensation Committee has discretion to cause the forfeiture of any of the participant’s deferred incentive awards from the Executive Short-Term Incentive Plan, including interest.

Retirement Plans

          Pension Plan. NewAlliance Bank maintains a non-contributory defined benefit plan (“Pension Plan”) intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code. Generally, employees of NewAlliance become eligible to participate in the Pension Plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants become fully vested in their benefits under the Pension Plan upon the completion of five years of vesting service. Participants are credited with a year of vesting service for each plan year in which they complete at least 1,000 hours of service.

          In general, a participant’s normal retirement benefit under the Pension Plan is the product of the participant’s years of benefit service up to 30, multiplied by the sum of (a) 1% of the participant’s average final compensation (defined as the average annual compensation for the five consecutive year period that produces the highest average), and (b) 1% of the amount by which the participant’s average final compensation exceeds “covered compensation” (determined in accordance with tables issued by the Social Security Administration). However, because the benefit formula under the Pension Plan has been amended over the years, the formula used to determine a participant’s benefit may vary depending upon when years of benefit service were credited.

          In general, the Pension Plan provides for a normal retirement monthly benefit that, unless otherwise deferred, is payable beginning on the first day of the month following the later of the participant’s 65th birthday and the fifth anniversary of his or her participation in the Pension Plan. A participant may also receive a benefit under the Pension Plan on his or her early retirement date, which is the first day of the month following the later of the date he or she attains age 55 and completes 10 years of benefit service. Benefits received prior to a participant’s normal retirement date are reduced by certain factors set forth in the Pension Plan. In addition, a participant may also receive a disability benefit under the Pension Plan in the event of certain circumstances set forth in the Pension Plan. Participants credited with five years of vesting service who terminate employment with NewAlliance may also receive benefits under the Pension Plan.

          The following table sets forth the estimated annual benefits payable in ten year certain and life annuity form upon a participant’s normal retirement at age 65 for the period ended December 31, 2004, assuming various levels of compensation and various specified years of benefit service:

	Years of Service

Average Final Compensation	15	20	25	30

$ 50,000	$8,250	$11,000	$13,750	$16,500
$ 75,000	$15,750	$21,000	$26,250	$31,500
$100,000	$23,250	$31,000	$38,750	$46,500
$150,000	$38,250	$51,000	$63,750	$76,500
$200,000	$53,250	$71,000	$88,750	$106,500
$250,000	$68,250	$91,000	$113,750	$136,500

          At December 31, 2004, the Pension Plan’s obligations exceeded assets by approximately $5.5 million. The approximate years of benefit service credited under the Pension Plan as of December 31, 2004 for the Named Executive Officers are as follows:

Name	Years of Service

Peyton R. Patterson	3

Merrill B. Blanksteen	12

Gail E. D. Brathwaite	3

David H. Purcell	3

Diane L. Wishnafski	20

          Under the Internal Revenue Code, maximum annual benefits under the Pension Plan are limited to $165,000 per year and annual compensation for calculation purposes is limited to $205,000 per year for the 2004 calendar year. Estimated benefits are not subject to offset for Social Security benefits. Benefits in excess of the limitation are provided through the NewAlliance Bancshares Supplemental Executive Retirement Plan, discussed below.

          Supplemental Executive Retirement Plans. NewAlliance Bank maintains the Supplemental Executive Retirement Plan (“SERP”), a non-tax-qualified, supplemental retirement plan that provides certain executives with pension benefits that cannot be provided directly through NewAlliance Bank’s tax-qualified employee pension plan because of limitations in the Internal Revenue Code on benefits that are payable through a tax-qualified plan. The SERP pays to each participant an amount equal to the amount that would have been payable under the terms of the pension plan but for the limitations in the Internal Revenue Code, less the amount payable under the terms of the pension plan. The SERP also includes short-term incentive compensation in the definition of income. The benefits under the SERP are payable at the same times and in the same forms as the benefits payable under the pension plan. As of December 31, 2004, NewAlliance Bank has accrued approximately $69,642; $20,125; $107,031; $18,743; and $109,468 on behalf of Ms. Patterson, Ms. Brathwaite, Mr. Blanksteen, Mr. Purcell and Ms. Wishnafski, respectively, in connection with its obligations to those officers under the SERP.

          In connection with the Conversion, NewAlliance established the 401(k) Supplemental Executive Retirement Plan (the “401(k) SERP”) and the Employee Stock Ownership Plan Supplemental Executive Retirement Plan (the “ESOP SERP”) in 2004. The 401(k) SERP and ESOP SERP were established to provide supplemental benefits to certain employees designated by the Board whose benefits under NewAlliance Bancshares’ Employee Stock Ownership Plan and the NewAlliance 401(k) Plan, are reduced by limitations imposed by the Internal Revenue Code. The supplemental benefits under the 401(k) SERP and the ESOP SERP will equal the amount of the additional benefits the participants would receive under the 401(k) Plan and the ESOP, respectively, if there were no income limitations imposed by the Internal Revenue Code. As of December 31, 2004, NewAlliance had accrued approximately $86,275; $25,441; $23,732; $19,520; and $15,186 on behalf of Ms. Patterson, Mr. Blanksteen, Ms. Brathwaite, Mr. Purcell and Ms. Wishnafski, respectively, for estimated annual benefits payable at age 65 under the 401(k) and ESOP SERPs.

Employment Agreements

          In connection with the Conversion, NewAlliance Bank entered into employment agreements with each of the Named Executive Officers, and NewAlliance Bancshares was made a party to the employment agreements entered to by Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite. The employment agreements are intended to ensure that NewAlliance Bank will be able to maintain stable and competent management. The success of NewAlliance Bank depends to a significant degree on the skills and competence of these officers.

          The employment agreements provide for initial terms of two or three years (Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite have three-year terms). The term of the employment agreements will be extended on an annual basis unless written notice of non-renewal is given by the Board of Directors of NewAlliance, provided, however, that the agreement cannot be extended beyond the executive’s 65th birthday. In addition, the employment agreements are not operative beyond the executive’s 65th birthday. The employment agreements provide that each executive’s base salary will be reviewed annually. In addition to the base salary, the employment agreements provide for participation in NewAlliance Bancshares cash incentive plans, stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements also provide that NewAlliance Bank will indemnify the executive to the fullest extent legally allowable.

          The employment agreements provide that if the executive is terminated other than for cause, death or disability or if the executive terminates his or her employment for certain specified circumstances as set forth in the agreements, he or she will receive on an installment basis an amount equal to the sum of (a) the executive’s base salary at the date of termination and

(b) the greater of (i) the average of the cash incentive compensation earned by the executive during the three calendar years immediately preceding the year in which the termination occurs or (ii) the executive’s target bonus under the Executive Incentive Plan (or such other short-term compensation plans that NewAlliance Bancshares may adopt in the future) for the year in which the termination occurs multiplied by, with respect to Ms. Patterson, three, and with respect to the other named executive officers, a fraction equal to either the remaining term of the agreement or 24 months, whichever is greater, divided by 365. In addition, the executive will receive the contributions that would have been made on the executive’s behalf to any employee benefit plan of NewAlliance Bancshares during the same periods over which the severance benefits are being paid as described in the immediately preceding sentence (three years for Ms. Patterson and either the remaining term of the agreement or 24 months, whichever is greater, for the other executive officers). In addition, the executive will receive a pro-rata portion of his or her target bonus under the Executive Incentive Plan (or such other short-term compensation plans that NewAlliance Bancshares may adopt in the future) for the part of the calendar year that ends on the date of his or her termination. NewAlliance Bancshares would also continue and/or pay for the executive’s life, health, dental and disability coverage for the period during which severance benefits are being provided.

          Upon termination of the executive, the executive must adhere to a non-competition restriction for the lesser of two years or the remaining term of the agreement. Such provision is not operative in the event the executive is terminated upon or subsequent to a change in control provided such termination is for reasons other than cause. Each employment agreement also provides that for two years after the executive’s termination for any reason, the executive agrees not to solicit NewAlliance Bancshares’ customers or to solicit its employees to accept other employment. In addition, any compensation that the executive earns subsequent to the first year after termination through the end of the period for which severance benefits are to be provided will offset dollar for dollar the severance benefit obligations of NewAlliance Bancshares. In addition, to the extent the officers obtain employment which provides substantially similar health and welfare benefits, the remaining health and welfare benefits due to the officer will be reduced.

          Under the employment agreements, if voluntary or involuntary termination follows a change in control of NewAlliance Bancshares, the executive or, if the executive dies, his/her beneficiary, would be entitled to a severance payment calculated in substantially the same manner as described above except that the payments will be in a lump sum, will amount to three times the sum of the base salary and highest level of cash incentive compensation earned in any one of the three calendar years immediately preceding the year on which the date of termination occurs and will include the value of the contributions that would have been made on the executive’s behalf to any employee benefit plans of NewAlliance Bancshares for a three-year period after termination. The executive would also receive the pro-rata portion of any cash incentive award as described above. In addition, Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite would receive the value of their stock benefits as described above and would also receive additional age and service credit under the terms of the SERP in which they will be participants as previously described. NewAlliance Bancshares would also continue and/or pay for the executive’s life, health, dental and disability coverage for three years. Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or any other payments triggered liability under Section 280G of the Internal Revenue Code as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed three times the executive’s average annual compensation over the five calendar years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s average compensation over the preceding five calendar year periods. With respect to the agreements with Ms. Wishnafski and Mr. Purcell, in the event payments and benefits under the employment agreements, together with other payments and benefits the executives may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, such payments would be reduced to an amount necessary to avoid such payments constituting parachute payments unless the amount they would receive without regard to the Section 280G limit, after taking into account the imposition of excise and income taxes, would be greater than the after-tax amount of the amount of benefits permitted by Section 280G. If the executive is terminated in connection with a change in control, neither the non-competition provision nor the mitigation provision described above will apply.

Transactions with Directors and Executive Officers

          Federal law and regulation generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

          Directors, officers and employees of NewAlliance and its subsidiaries are permitted to borrow from NewAlliance Bank in accordance with the requirements of federal and state law. All loans made by NewAlliance Bank to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. NewAlliance believes that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

Compensation Committee Interlocks and Insider Participation

          The members of the Compensation Committee for the period April 1, 2004 (the date NewAlliance became a public company), through December 31, 2004 were John F. Croweak, Richard Grossi, Eric A. Marziali and Nathaniel D. Woodson, with Mr. Grossi as Chairman. No Compensation Committee member was, during 2004 or at any time prior thereto, an officer or employee of NewAlliance or its subsidiaries. Additionally, there were no Compensation Committee “interlocks” during 2004, which generally means that no executive officer of NewAlliance served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors consists of four non-employee directors. The members of the Compensation Committee currently are Richard J. Grossi

(Chairman), John F. Croweak, Eric A. Marziali and Nathaniel D. Woodson. All of the Committee members are “independent” as defined by NYSE rules. All current members have served on the Committee since the Company became a public company on April 1, 2004.

Responsibilities

          The Compensation Committee assists the Board of Directors in its oversight of compensation, evaluation and succession planning for the CEO and other senior executive officers, and in its oversight of other compensation and benefit plans and programs.

          One of the responsibilities of the Committee is to determine the compensation of our executive officers. The components of compensation include salary, bonuses under annual and long-term cash incentive programs and contributions under our defined benefit pension plan and 401(k) plans. The bases for determining contributions to our retirement plans and 401(k) plans are the same for all participants in those plans, including executive officers. The long-term cash incentive plan, the Performance Unit Plans, were terminated with respect to new awards effective December 31, 2003, in anticipation of its replacement with a stock-based long-term incentive plan. See “Proposal 2 Approval of NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan” below.

          Set forth below is a report addressing NewAlliance’s compensation policies for 2004 as they affected NewAlliance’s executive officers.

Compensation Policies for Executive Officers

          NewAlliance’s executive compensation policies are designed to reward high performance; promote accountability and adherence to our values and code of conduct; align employee interests with the shareholders; and attract and retain talented leadership. For purposes of this report, executive officers include the Chief Executive Officer, and her direct reports, our seven Executive Vice Presidents and two of our Senior Vice Presidents. The Committee determines and approves the balance between or mix of base salaries, incentives and other compensation components for these executive officers. The Committee determines and approves corporate goals and objectives for incentives consistent with business and/or strategic plans approved by the Board of Directors. The Committee evaluates the performance of the CEO against these goals and objectives and makes determinations on base salary, incentives and other compensation components based on this evaluation. The Committee conducts a similar process for the other executive officers, additionally taking into account the CEO’s evaluation of the performance of these executive officers and her recommendations. The Compensation Committee employs outside advisors and refers to published and custom survey data in establishing compensation.

Relationship of Performance to Executive Compensation

          Compensation paid to NewAlliance’s executive officers in 2004 consisted of the following components: base salary, short-term cash bonuses, long-term cash bonuses and participation in NewAlliance employee benefit plans. Although each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is dependent on the financial success of NewAlliance. As noted above, our long- term cash incentive plan was terminated with respect to future awards effective December 31, 2003 in anticipation of its replacement with a stock-based long-term incentive plan in 2005. However, the long-term cash incentive plan uses a three-year performance period and, accordingly, payments were made in 2004 for the 2001 to 2003 performance period.

          Generally, base salaries for executive officers are targeted to approximate the median of salaries paid for comparable positions at other peer financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when NewAlliance meets or exceeds its strategic and financial goals. NewAlliance’s executive officers’ compensation is tied to our corporate goals and their compensation may be higher or lower than average total compensation for similar positions at comparable financial institutions depending on whether or not NewAlliance exceeds or does not achieve its goals.

Base Salary

          Annual base salary is set so that the target positioning is the 50th percentile for each position, based on a peer group of institutions with comparable size and/or other shared characteristics. Actual annual base salary for each officer is determined based on the individual’s unique background, experiences, personal skills and abilities as well as any business challenges which require the use of such attributes. Base salaries are reviewed in the first quarter of each year. Base salaries increased in 2004 due principally to our conversion to public form and two acquisitions, which resulted in greater responsibilities for our executives.

Executive Short-Term Incentive Plan

          NewAlliance Bank maintains an Executive Short-Term Incentive Plan. The Committee defines financial and non-financial measures for assessing performance and determining awards on an annual basis. Annual targets are set at levels which, when added to base salary, approximate the 50th percentile for “meets expectation” performance. Performance that exceeds expectation is compensated at increasingly higher levels based on meeting higher goals. Performance targets are established annually, consistent with New Alliance’s business plan. The same surveys and peer company data that are used to establish annual base salaries are used in determining appropriate award levels. Awards under this plan in 2004 for the CEO and executive officers were established with ranges up to 200% of base salary for the CEO, with smaller percentages for the other executive officers. The performance measures used in 2004 were based on the relative success of completing the Conversion, integrating the systems and branches and the name change and re-branding of the three banks merged in 2004 (75%) and financial goals (25%). Credit quality and deposit retention were also considered as modifiers in the calculation. All of the executive officers were measured based on 100% corporate (team) performance, except the Executive Vice President – Wealth Management, who does not participate in this Plan but, rather, participates in an incentive plan tied to the performance of the business units he manages.

Performance Unit Plan

          NewAlliance Bank’s predecessor, New Haven Savings Bank, adopted a long-term management incentive plan, the Performance Unit Plan, in June 1999. The Performance Unit Plan was designed to reward executive officers and selected key managers for achieving three-year performance goals identified each year in New Haven Savings Bank’s strategic plan. The Performance Unit Plan provides for cash payments, equal to a certain percentage of a participant’s base salary, with the amount of the payment tied to the achievement of two performance goals during three-year cycles. A new, three-year cycle begins each year. Payments, if any, are set at 50% of the target award for attaining the minimum or threshold level of performance, at 100% of the target award for attaining the target level of performance, and 200% of the target for attaining the superior level of performance. In connection with its conversion, New Haven Savings Bank terminated the Performance Unit Plan in anticipation of the adoption at some time in the future of new stock-based compensation programs. The Performance Unit Plan was terminated as of December 31, 2003 with respect to future awards. Payments are made to participants who remain employed at NewAlliance Bank, as provided under the program, in 2004, 2005 and 2006 at target level. The Committee believes that a stock-based or, in lieu thereof, a cash-based long term incentive compensation program is important to implementation of the Committee’s executive officer compensation policies.

Other

          In addition to the compensation paid to executive officers as described above, executive offers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k), the Employee Stock Ownership Plan and the Pension Plan. In addition, executive officers received certain benefits under NewAlliance Bank’s nonqualified supplemental retirement plan that are otherwise limited by Internal Revenue Code caps on qualified plans.

CEO Compensation

          The Compensation Committee, in determining the compensation for the Chief Executive Officer, considers NewAlliance Bank’s size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer’s base salary increased in 2004 due in large part to the increased size and complexity of the institution and the concomitant increased expectations of the CEO. The CEO’s annual bonus was determined under the Executive Short-Term Incentive Plan. The CEO’s annual bonus payment was $1,222,000 for 2004, which amounted to 200% of target bonus. The bonus was paid in cash. In addition, the CEO received a cash payment of $449,330 under the Bank’s Performance Unit Plan for the 2001-2003 performance period. The CEO’s payment in 2004 amounted to 100% of the target bonus under the Performance Unit Plan.

          For 2004, the Compensation Committee intended that total compensation for the CEO be at approximately the median for comparable financial institutions based on their past practices, and relative to the results the Bank achieved against measurements described above for the Executive Short-Term Incentive Plan and the Performance Unit Plan. The Committee also noted

that NewAlliance has grown significantly and has made significant progress in pursuit of its strategic objectives. Future long term compensation is expected to be in the form of equity awards and options.

Internal Revenue Code Section 162(m)

          In 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring NewAlliance’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code.

The Compensation Committee:
Dated: February 9, 2005

Richard Grossi, Chairman
John F. Croweak
Eric A. Marziali
Nathaniel D. Woodson

PERFORMANCE GRAPHS

          The following graph compares the cumulative total return on the Common Stock for the period beginning April 1, 2004, the first date NewAlliance Common Stock traded, as reported by NASDAQ or NYSE through December 31, 2004 with (i) the cumulative total return on the stocks included in the S&P 500 Index and (ii) the cumulative total return on the stocks included in the Keefe, Bruyette & Woods, Inc. 50 Index for that period. Cumulative return assumes the reinvestment of dividends and is expressed in dollars based on an assumed investment of $100. The initial April 1, 2004 price listed for the Common Stock is the $10.00 initial public offering price.

S&P 500	4/1/2004	6/30/2004	9/30/2004	12/31/2004
Price Index	1132.17	1140.84	1114.56	1211.92
Capital Appreciation		0.77%	-2.30%	8.74%
Unannualized Dividend Yield		0.41%	0.43%	0.48%
Dividend		4.66	4.88	5.33
Total Quarterly Return		1.18%	-1.88%	9.21%
	100.0	101.2	99.3	108.4

KBW50	4/1/2004	6/30/2004	9/30/2004	12/31/2004
Price Index	654.64	625.61	633.41	676.79
Capital Appreciation		-4.43%	1.25%	6.85%
Unannualized Dividend Yield		0.70%	0.68%	0.65%
Dividend		4.37	4.33	4.42
Total Quarterly Return		-3.74%	1.93%	7.50%
	100.0	96.3	98.1	105.5

NAL	4/1/2004	6/30/2004	9/30/2004	12/31/2004
Price Index	$10.00	$13.96	$14.35	$15.30
Capital Appreciation		39.60%	2.79%	6.62%
Unannualized Dividend Yield		0.00%	0.29%	0.28%
Dividend			$0.04	$0.04
Total Quarterly Return		39.60%	3.08%	6.90%
	100.0	139.6	143.9	153.8

Source: KBW Research, SNL DataSource

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

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APPROVAL OF THE NEWALLIANCE BANCSHARES, INC.
2005 LONG-TERM COMPENSATION PLAN
(Proposal 2)

GENERAL

          The Board of Directors of NewAlliance approved the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (the “Plan”) on February 22, 2005. The Plan will not become effective until it is approved by the Company’s shareholders. The Board of Directors believes that the granting of stock options, stock awards, stock appreciation rights and performance awards is an important component of the Company’s overall compensation philosophy. In order to attract and retain qualified employees and Board members, the Board believes the Company must offer market competitive, long-term compensation opportunities. The Board believes that the availability of stock-based benefits is a key component in this strategy and that this strategy also furthers the objective of aligning the interests of management and Company shareholders.

          The Plan will allow the Company to use stock options, stock awards, stock appreciation rights and performance awards to reward performance and build the participants’ equity interests in the Company by providing long-term incentives and rewards to officers, employees and directors who contribute to the success of the Company.

          The Company does not currently maintain any compensation plans which permit the granting of stock options, stock awards, stock appreciation rights or performance awards, and no such awards are currently outstanding.

          The board of directors recommends a vote “FOR” the approval of the Plan.

          The following summary is a brief description of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B to this Proxy Statement.

SUMMARY OF THE PLAN

          Type of Awards. The Plan provides for the grant of incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code (“ISOs”), non-qualified stock options which do not satisfy the requirements for ISO treatment (“NQSOs”), stock awards (“Stock Awards”), stock appreciation rights (“SARs”) and performance awards (“Performance Awards”). ISOs, NQSOs, Stock Awards, SARs and Performance Awards are collectively referred to herein as Awards.

          Administration. The Plan will be administered by a committee composed of two or more disinterested directors appointed by the Company’s Board of Directors (the “Committee”). In the absence of such an appointment by the Board, the Committee shall mean the Compensation Committee of the Board.

          Subject to the terms of the Plan, the Committee interprets the Plan and all related award agreements and is authorized to make all decisions relating to the operation of the Plan. The

Committee also determines the participants to whom Awards will be granted and the type, number, vesting requirements and other features and conditions of such Awards. The Committee’s determinations under the Plan shall be final and binding on all participants.

          Participants. All employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive Awards under the Plan.

          Number of Shares of Common Stock Available. The Company has reserved 15,982,223 shares of common stock for issuance under the Plan. Shares of common stock to be issued under the Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an Award which expires, terminates or is forfeited will again be available for issuance under the Plan.

          The Plan imposes limitations on the issuance of certain Awards under the Plan, including:

•	4,566,349 is the maximum number of shares which may be used for grants of Stock Awards and Performance Awards; and

•	11,415,874 is the maximum number of shares which may be used for grants of ISOs, NQSOs and SARs.

          In the event of any change in the corporate structure or shares of the Company, such as a stock dividend or merger, the Committee may make any appropriate adjustments in the number and kind of shares of common stock with respect to which Awards may be granted under the Plan, including the limits described above, and, with respect to outstanding awards, in the number and kind of shares covered thereby and in the applicable exercise price.

          Terms of Stock Option Grants. The exercise price of each ISO or NQSO will not be less than 100% of the fair market value of the Company’s common stock on the date the ISO or NQSO is granted. Except in the event of an extraordinary corporate transaction, such as a stock dividend or merger, the Plan does not permit the repricing of previously granted stock options or the cancellation and regrant of stock options without shareholder approval. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Stock options in excess of such limit shall be treated as NQSOs.

          The exercise price of an option may be paid in such form as permitted by the Committee, including, without limitation, cash, common stock, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the exercise price, or by a combination of these methods.

          Under the Plan, ISOs are not transferable except by will or the laws of descent and distribution. Unless otherwise permitted by the Committee, NQSOs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Each option may be exercised during the holder’s lifetime only by the holder or the holder’s guardian or legal representative, and after death only by the holder’s beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the Plan. Unless otherwise determined by the Committee, options shall become fully vested and exercisable if the participant’s employment or service terminates due to retirement, death or disability. The term of the option shall be set by the Committee, and such term will be reduced if the participant’s employment or service to the Company is terminated. No option may be exercised after the tenth anniversary of the date the option was granted. The Committee may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

          Terms of Stock Awards. Subject to the terms of the Plan, the Committee has the authority to determine the number of shares subject to a Stock Award and the dates on which a Stock Award will vest. Generally, the participant has all of the rights of a shareholder of the Company with respect to the shares subject to the Stock Award, including, but not limited to, the right to vote and the right to receive dividends.

          Stock Awards vest in accordance with the terms of the Plan and as specified in each recipient’s award agreement. Unless otherwise determined by the Committee, Stock Awards shall become fully vested if the participant’s employment or service terminates due to retirement, death or disability. The Committee may, at any time and without additional consideration, accelerate the time period in which a Stock Award vests. Unless otherwise determined by the Committee, Stock Awards are transferable only by will or the laws of descent and distribution or pursuant to a domestic relations order.

          Terms of Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant an SAR to any eligible participant. An SAR entitles the participant to surrender to the Company any then exercisable portion of the SAR in exchange for that number of shares of common stock having an aggregate fair market value on the date of surrender equal to the product of (i) the excess of the fair market value of a share of common stock on the date of surrender over the exercise price established by the Committee, which shall not be less than the fair market value of a share of common stock on the date the SARs were granted, and (ii) the number of shares of common stock subject to such SAR.

          Under the Plan, unless otherwise determined by the committee, SARs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Except in the event of an extraordinary corporate transaction, such as a stock dividend or merger, the Plan does not permit the repricing of previously granted SARs or the cancellation and regrant of SARs without shareholder approval. SARs may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the Plan. Unless otherwise determined by the Committee, SARs shall become fully vested and exercisable if the participant’s employment or service terminates due to retirement, death or disability. The term of the SAR shall be set by the Committee, and such term will be reduced if the participant’s employment or service to the Company is terminated. No SAR may be exercised after the tenth anniversary of the date the SAR was granted. The Committee may, at any time and without additional consideration, accelerate the date on which an SAR becomes exercisable. SARs to be settled in shares of common stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares actually issued to the grantee upon settlement of the SAR.

          Terms of Performance Awards. Performance Awards may be granted to participants as determined by the Committee. The Committee shall determine the dates on which Performance Awards vest and any terms or conditions which must be satisfied prior to the vesting of any Performance Award. The Committee shall establish performance goals and objectives on the basis of such criteria and objectives as the Committee may select, including, without limitation, the performance of the participant, the Company, its subsidiaries or divisions, or any combination of the foregoing. The Committee shall have the authority to adjust the performance goals and objectives for any Performance Award for such reasons as it deems equitable. Performance Awards shall be paid out in shares of common stock, cash or any combination of the two, as the Committee may determine.

          Under the Plan, Performance Awards are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Unless otherwise determined by the Committee, in the event the participant’s employment or service terminates due to retirement, death or disability, the participant shall earn a proportionate share of the Performance Award based upon the time elapsed since the grant date and the satisfaction of the prorated performance requirements. The Committee may, at any time and without additional consideration, accelerate the date on which a Performance Award becomes exercisable.

          Effect of a Change in Control. In the event of a change in control (as defined in the Plan), each outstanding ISO, NQSO, Stock Award and SAR will become fully vested. Vested stock options and SARs will remain exercisable for their unexpired term.

          In the event of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets (in each case as determined under regulations issued pursuant to Section 409A of the Internal Revenue Code), the holder of a Performance Award shall earn a proportionate share of the Performance Award based upon the time elapsed since the grant date and the satisfaction of the prorated performance requirements.

          Term of the Plan. The Plan will be effective upon shareholder approval. The right to grant Awards under the Plan will terminate upon the earlier of (i) the tenth anniversary of the effective date, or (ii) the date additional grants will cause the shares issued or issuable under the Plan to exceed the number of shares of common stock reserved for issuance under the Plan. The Board of Directors may suspend or terminate the Plan at any time.

          Amendment of the Plan. The Plan allows the Board to amend the Plan in certain respects without shareholder approval, unless such approval is required by law, regulation or otherwise.

          Certain Federal Income Tax Consequences. The following brief description of the material tax consequences of Awards granted under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

                    Stock Options. There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee’s alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

          On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. The disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

                    Stock Awards. A participant who has been awarded a Stock Award under the Plan and does not make an election under Section 83(b) of the Internal Revenue Code (the “Code”) will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the Stock Award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividend paid to the recipient on the Stock Award at or prior to such time will be ordinary compensation income to the recipient and deductible as such by the Company.

          The Committee may prohibit participants from making an election under Section 83(b) of the Code. If a participant is permitted to make such an election and does so, he or she will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time. Any dividends subsequently paid to the recipient on the Stock Award will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse.

                    Stock Appreciation Rights and Performance Awards. Generally, an employee will not recognize any taxable income upon the grant of an SAR or a Performance Award. At the time the employee receives the common stock for the SAR or the common stock or cash for a Performance Award, the fair market value of shares of common stock or the amount of any cash received generally is taxable to the employee as ordinary income, taxable as compensation. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from SARs or Performance Awards under the Plan.

                    Certain Tax Code Limitations on Deductibility. Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers. Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation if certain requirements are satisfied. The Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company anticipates that compensation attributable to Awards granted under the Plan will be fully deductible under Section 162(m) of the Code.

                    Requirements Regarding “Deferred Compensation.” Certain of the Awards under the Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “non-qualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.

          Stock Option Accounting Treatment. Pursuant to Statement of Financial Accounting Standards No. 123 (“SFAS 123(R)”), stock options which vest or are granted on or after July 1, 2005 (the “Effective Date”) must be recorded as an expense in the Company’s financial statements. Any stock options which vest prior to the Effective Date will not be subject to expense treatment under SFAS 123(R). In order to facilitate period-to-period comparisons, the Company is permitted to adopt SFAS 123(R) retrospectively and restate results for prior periods. The Company has not yet decided whether it will adopt SFAS 123(R) retrospectively.

          New Plan Benefits. The Company anticipates that grants of Awards will be made to non-employee directors, officers and employees on or after the effective date of the Plan. However, neither the Board nor the Compensation Committee has made specific determinations regarding the timing or size of individual awards. In making any such grants, the Compensation Committee may consider any factors deemed relevant, including one or more of the following factors:

•	the need to attract and retain qualified employees and directors;

•	the value of building employee and director equity interests in the Company;

•	the Company’s financial performance;

•	the contributions of the Company’s employees and directors to the Company’s success;

•	the advice of benefits consultants regarding peer comparisons and other competitive factors;

•	the impact of Awards on the Company’s results of operations and stock trading price;

•	various factors unique to the Company based on the Company’s recent conversion from a mutual to a stock form of organization;

•	with respect to vesting schedules and other award features, the impact of SFAS 123(R); and

•	the requirements of Section 162(m) of the Code.

The Board of Directors recommends that shareholders vote “FOR” approval of the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 3)

          The Audit, Compliance and CRA Committee has appointed the firm of PricewaterhouseCoopers, LLP to continue as independent auditors for NewAlliance for the year ending December 31, 2005, subject to ratification of the appointment by NewAlliance’s shareholders. PricewaterhouseCoopers, LLP was appointed as the independent auditors of New Haven Savings Bank in 2002, served as such during the Conversion and continues to serve as NewAlliance’s independent auditors. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers, LLP, independent certified public accountants, to audit the books and accounts of NewAlliance for the year ending December 31, 2005. If NewAlliance’s shareholders do not ratify the appointment, the Audit, Compliance and CRA Committee will consider a change in auditors for the next year.

          PricewaterhouseCoopers has advised NewAlliance that they are independent accountants with respect to NewAlliance, within the meaning of standards established by the Independence Standards Board and federal securities laws administered by the SEC.

          Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of PricewaterhouseCooper, LLP as NewAlliance’s independent auditors for the year ending December 31, 2005.

          Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers,
LLP as NewAlliance’s independent auditors for the year ending December 31, 2005.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

          Any proposal which a NewAlliance shareholder wishes to have included in NewAlliance’s Proxy Statement and form of proxy relating to NewAlliance’s 2006 Annual Meeting of Shareholders under Rule 14a-8 of the Exchange Act must be received by NewAlliance’s Secretary at 195 Church Street, New Haven, Connecticut 06510 by November 18, 2005. Nothing in this paragraph shall be deemed to require NewAlliance to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the rules and regulations of the SEC in effect at the time. Any other proposal for consideration by shareholders at NewAlliance’s 2006 Annual Meeting of Shareholders must be delivered or mailed to and received by the Secretary of NewAlliance not less than 90 days prior to the date of the annual meeting, provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Under the Bylaws of NewAlliance, such notice must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on NewAlliance’s books, of the shareholder proposing such business; (iii) the class and number of shares of NewAlliance’s capital stock that are beneficially owned by such shareholder; (iv) the identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation; and (v) any material interest of such shareholder in such business.

ANNUAL REPORTS

          A copy of NewAlliance’s 2005 Annual Report to Shareholders accompanies this Proxy Statement which is not a part of the proxy solicitation materials.

OTHER MATTERS

          As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

/s/ Peyton R. Patterson

Peyton R. Patterson
Chairman, President and Chief Executive Officer

New Haven, Connecticut
March 21, 2005

Appendix A

NewAlliance Bancshares, Inc.
Board of Directors

AUDIT, COMPLIANCE & CRA COMMITTEE CHARTER

          For the purposes of this Charter, the term “Bank” shall include NewAlliance Bank and NewAlliance Bancshares, Inc., its parent holding company, as appropriate. The Audit, Compliance & CRA Committee of the Board of Directors of the Bank shall operate within the terms of reference set out in this Charter.

Audit, Compliance and CRA Committee Mandate

          The Audit, Compliance & CRA Committee (the “Committee”) assists the Board in its oversight of internal accounting and operational controls, regulatory compliance and Community Reinvestment Act activities of the Bank and its subsidiaries. The Committee’s mandate includes the following:

i.
To assist the Board of Directors with its oversight of the integrity of the Bank’s financial statements, financial reporting, processes and systems of internal controls regarding finance, accounting and legal compliance;

ii.
To select and appoint the Bank’s independent auditors and internal auditors, pre-approve all audit and non-audit services to be provided, and establish the fees and other compensation to be paid to the independent and internal auditors;

iii.	To monitor the independence and performance of the Bank’s independent auditors and internal auditing function;

iv.
To provide oversight of the Bank’s risk management activities by reviewing the accounting, financial reporting and internal controls practices, as well as the Compliance Policy, Compliance Program, CRA Program and Fair Lending Program of the Bank;

v.
To establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Bank’s employees regarding accounting, internal controls or auditing matters;

vi.
To ensure appropriate Bank management action is taken to address existing or potential control issues brought to the attention of the Committee by the Bank’s personnel, internal or external auditors, or regulators.

          In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full power to retain outside counsel or other experts for this purpose.

Audit, Compliance and CRA Committee Organization

          Committee Members

          The Audit, Compliance & CRA Committee shall consist of at least three non-employee members of the Bank’s Board of Directors appointed annually by the Board of Directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationships that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. No member of the Committee shall be a “large customer” of the Bank or represent a “large customer.” The Governance Committee of the Board of Directors shall annually recommend directors for membership on the Committee.

          Each member of the Committee shall diligently attempt to increase his/her knowledge of the Bank’s operations, and laws and regulations governing the Bank and its operations.

          Committee Meetings

          The Committee shall meet at !east quarterly. The Committee shall maintain a free and open communication with the external auditors, the internal auditors and management. At meetings attended by outsourced internal auditors and/or external auditors, a portion of the meeting shall be reserved for the Committee to meet in executive session with these parties. The Committee may meet in executive session with various Bank officers in order to assist in the identification of significant risks and regulatory compliance issues.

Audit, Compliance and CRA Committee Responsibilities Financial Reporting

          Annual Financial Statements

          The Committee shall review with management and the independent auditors the Bank’s annual financial statements prior to filing or release, including any certification, report, opinion or review rendered by management or the independent auditors in connection therewith. In conducting its review, the Committee shall discuss with the independent auditors their views and judgments on the integrity of such statements or reports, including a discussion of the matters required to be communicated to the Committee in accordance with SAS 61. The Committee shall make recommendations to the Board with respect to approving the financial statements for inclusion in the Bank’s Annual Report.

          Quarterly Financial Statements

          The Committee shall review with management and the independent auditors the Bank’s quarterly financial statements prior to filing or release, including any certification, report, opinion or review rendered by management or the independent auditors in connection therewith.

          Financial Statements of Subsidiaries and Special Audits

          The Committee shall review and discuss any separate audited financial statements completed for the Bank’s subsidiaries or other special audits.

Financial Reporting Policies and Changes in Accounting Policies or Regulatory Requirements

          The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. It is not the duty of the Committee to plan or conduct audits.

          In the event of any disputes arising between management and the independent auditors in connection with the preparation of any of the Bank’s financial statements or reports, the Committee shall ensure that these are resolved prior to the filing of the financial statements.

          The Committee shall review and discuss with the independent auditors, internal auditors and management any new or significant changes in accounting policies or regulatory requirements and the implications of these on the Bank’s financial reporting.

Earnings Releases

          The Committee shall periodically discuss earnings press releases as well as the nature of financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditors

          The Committee shall select, appoint and oversee the work of the Bank’s independent auditors in connection with the preparation and issuance of any audit or non audit report or related work. The independent auditors shall report directly to the Committee, who shall set the terms of their compensation and monitor their performance. The Committee shall also review the independent auditors’ report regarding their independence and discuss all significant relationships they have with the Bank that could impair their independence. All audit and non-audit services to be provided to the Bank shall be pre-approved by the Committee. The Committee shall also approve the appointment of independent auditors performing separate audits on Bank subsidiaries or conducting other special audits, such as those required by government agencies or regulations, and the associated fees to be paid to the independent auditors for these services.

          The Committee shall review with the independent auditors their planned scope of the audit plan and formally approve the audit plan. The Committee shall review the recommendations and Management’s response to reports issued by the independent auditors, including the Bank’s Management Letter. The independent auditors are required to communicate directly to the Committee on critical accounting principles and financial disclosure and reporting issues. The Committee shall also review the external auditors’ annual peer review and disciplinary actions.

Internal Audit

          The Committee shall oversee the selection of the Bank’s internal auditors and the annual appointment of the Internal Audit Liaison. The Committee shall review any proposals for the appointment of outsourced internal auditors and associated fees and will formally approve the appointment of outsourced internal auditors. The Committee shall review and discuss significant issues that could impair the independence of the internal auditors, including any outsourced internal auditors and shall monitor the performance of the Bank’s internal audit function. In addition, the Committee shall regularly review and update the Bank’s Internal Audit Charter.

          The Committee shall review with the internal auditors the planned scope of the internal audit program. The Committee shall review the recommendations and Management’s response to reports issued by the internal auditors.

Internal Controls and Risk Management

          The Committee shall review any significant matters regarding accounting, financial, operating, and MIS controls with Bank management, as well as with the independent auditors and internal auditors. In such discussions, the Committee shall inquire as to the degree of reliance that can be placed on detecting fraud or weaknesses in internal controls.

          The Committee shall review certifications signed by the Chief Executive Officer and required by the Sarbanes-Oxley Act and discuss any deficiencies identified by management in the design or operation of the internal control systems which may be contained in the CEO/CFO certifications.

          The Committee shall also review and discuss the Bankwide Risk Assessment Report and the Bank’s Risk Management Policy and shall regularly review the minutes of the Bank’s Risk Management Steering Committee. In addition, the Committee shall review with general counsel the status of legal matters that may have a material impact on the Bank’s financial statements, compliance policies or inquiries from regulators as well as any complaints by employees (either past or present) made to the Connecticut Commission on Human Rights and Opportunities.

          The Committee shall also establish procedures for the receipt, retention, response to and treatment of complaints, (including confidential, anonymous submissions by the Bank’s employees), regarding accounting, internal controls or auditing matters and to ensure that Bank management takes appropriate action to address any such issues brought to the attention of the Committee by the Bank’s personnel, internal or external auditors, or regulators. The Committee has authority to investigate matters brought to its attention through the Bank’s Whistleblower Policy and shall also undertake any special reviews or procedures requested by the Board.

Compliance and CRA

          The Committee shall review the Bank’s Compliance Policy and Compliance Program and propose approval and any updates or modifications thereto to the full Board. The Committee shall review the Bank’s results in lending for CPA purposes, as well as the compliance reporting made by the independent auditors, the compliance monitoring results, compliance training, CPA planning and regulatory examination results and responses and shall determine if any changes are needed to the Bank’s CPA Assessment area.

Fair Lending

          The Committee shall oversee the Bank’s compliance with all fair lending laws and confirm that any complaints made to regulators regarding discrimination are acted upon. The Committee shall regularly review the Bank’s Fair Lending Policy and propose approval and any updates or modifications to the policy to the full Board.

Proxy Disclosure

          The Committee is responsible to prepare the report required by the rules of the SEC to be included in the Bank’s annual Proxy Statement.

Other Matters

          Charter Modifications/Updating

          The Committee shall review this Charter annually and may recommend to the Governance Committee any proposed changes to this Charter for approval by the Board or Directors.

          Committee Self-Assessment

          The Committee shall perform an annual self-assessment of its performance to be included in an overall assessment report developed by the Governance Committee.

Appendix B

NEWALLIANCE BANCSHARES, INC.
2005 LONG-TERM COMPENSATION PLAN

1.           DEFINITIONS.

(a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b) “Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Stock Awards, Stock Appreciation Rights or Performance Awards.

(c) “Award Agreement” means an agreement evidencing and setting forth the terms of an Award.

(d) “Bank” means NewAlliance Bank, a Connecticut capital stock savings bank.

(e) “Board of Directors” means the board of directors of the Holding Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i)         approval by the shareholders of the Holding Company of a transaction that would result and does result in the reorganization, merger or consolidation of the Holding Company, with one or more other persons, other than a transaction following which:

(A)       at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and

(B)       at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;

(ii)        the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Holding Company of any transaction which would result in such an acquisition;

(iii)       a complete liquidation or dissolution of the Holding Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

(iv)       the occurrence of any event if, immediately following such event, members of the Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Board of Directors):

(A)       individuals who were members of the Board of Directors on the Effective Date; or

(B)       individuals who first became members of the Board of Directors after the Effective Date either:

(1)       upon election to serve as a member of the Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(2)       upon election by the shareholders of the Board of Directors to serve as a member of the Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;
provided that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors; or

(v)       any event which would be described in Section 1(f) (i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein and the term “Board of Directors of the Bank” were substituted for the term “Board of Directors” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(f), the term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan, to administer the Plan. If no Committee is designated by the Board of Directors, the Compensation Committee of the Board of Directors shall constitute the Committee hereunder.

(i) “Common Stock” means the common stock of the Holding Company, par value $.01 per share.

(j) “Date of Grant” means the effective date of an Award.

(k) “Director Emeritus” and “Advisory Director” means a person appointed to serve in such capacity by the board of directors of either the Holding Company or the Bank or the successors thereto.

(l) “Disability” means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his or her duties or responsibilities to the Holding Company or an Affiliate. For purposes of Section 10(f) hereof with respect to Performance Awards, a Participant shall not be considered to have been terminated on account of a Disability unless the Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code and the regulations thereunder.

(m) “Effective Date” means the date the Plan is approved by shareholders of the Holding Company.

(n) “Employee” means any person employed by the Holding Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exercise Price” means in the case of an Option, the price at which a Participant may purchase a share of Common Stock pursuant to an Option, or in the case of a Stock Appreciation Right, the Exercise Price established for the Stock Appreciation Right pursuant to Section 9(b).

(q) “Fair Market Value” means the market price of Common Stock, determined as follows:

(i)        If the Common Stock was traded on the date in question on the New York Stock Exchange, then the Fair Market Value shall be equal to the closing price reported for such date;

(ii)       If the Common Stock was not traded on the New York Stock Exchange but was traded on another stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iii)      If neither of the foregoing provisions are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(r) “Holding Company” means NewAlliance Bancshares, Inc., a Delaware corporation.

(s) “Incentive Stock Option” means a stock option granted to a Participant, pursuant to Section 7 of the Plan that is intended to meet the requirements of Section 422 of the Code.

(t) “Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

(u) “Option” means an Incentive Stock Option or Non-Statutory Stock Option.

(v) “Outside Director” means a member of the board(s) of directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate, including any Director Emeritus or Advisory Director.

(w) “Participant” means any person who holds an outstanding Award.

(x) “Performance Award” means an Award pursuant to Section 10 of the Plan.

(y) “Plan” means this NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan.

(z) “Retirement” with respect to an Employee means termination of employment with the Holding Company and all Affiliates after attaining “Normal Retirement Age” as defined in the Bank’s defined benefit retirement plan; provided that if the Employee is not covered by such plan, the Employee will be deemed to be covered by such plan for purposes of this determination; and provided further that should such plan cease to exist, “Normal Retirement Age” shall mean the attainment of age sixty-five (65) and the completion of five (5) years of service with the Holding Company or an Affiliate. “Retirement” with respect to an Outside Director means the termination of service from the board of directors of the Holding Company and any Affiliate pursuant to the mandatory retirement policy then applicable to board members; provided, however, that an Outside Director shall not be considered to be retired if he or she continues as a Director Emeritus or Advisory Director.

(aa)       “Stock Appreciation Right” means an Award pursuant to Section 9 of the Plan.

(bb)       “Stock Award” means an Award granted to a Participant pursuant to Section 8 of the Plan.

2.           ADMINISTRATION.

(a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he or she satisfies: (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; and (iii) such requirements as may be imposed by the New York Stock Exchange for independent directors if the Holding Company’s Common Stock is traded on the New York Stock Exchange.

(b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and Award Agreements in all respects and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Each Award shall be evidenced by an Award Agreement containing such provisions as may be required by the Plan and otherwise approved by the Committee. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include any additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular and at a minimum, the Committee shall set forth in each Award Agreement:

(i)       the type of Award granted;

(ii)      the Exercise Price of any Option;

(iii)      the number of shares subject to the Award;

(iv)      the expiration date of the Award;

(v)       the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award; and

(vi)      the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award.

(d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan.

3.           TYPES OF AWARDS.

The following Awards may be granted under the Plan:

(a) Non-Statutory Stock Options.

(b) Incentive Stock Options.

(c) Stock Awards.

(d) Stock Appreciation Rights.

(e) Performance Awards.

4.           STOCK SUBJECT TO THE PLAN.

(a) Subject to adjustment as provided in Section 14 of the Plan, the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan is 15,982,223. Subject to adjustment as provided in Section 14 of the Plan, no more than 11,415,874 shares of Common Stock may be issued in connection with grants of Options or Stock Appreciation Rights; and no more than 4,566,349 shares of Common Stock may be issued in connection with grants of Stock Awards or in connection with Performance Awards. Thus, subject to adjustment as provided in Section 14 of the Plan, no more than 11,415,874 shares of Common Stock may be issued in connection with grants of Incentive Stock Options. In applying the limits of this Section 4 with respect to Stock Appreciation Rights, the number of shares of Common Stock covered by a Stock Appreciation Right shall count against the limits, regardless of the number of shares that might be issued upon the exercise of the Stock Appreciation Right.

(b) Subject to adjustment as provided in Section 14 of the Plan, no more than 25% of the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan may be issued to an Employee during any one calendar year or in the aggregate while this Plan is in effect.

(c) Subject to adjustment as provided in Section 14 of the Plan, no more than 5% of the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan may be issued to an Outside Director during any one calendar year or in the aggregate while this Plan is in effect, and no more than 30% of the number of shares of Common Stock reserved for issuance in connection with Awards under the Plan may be issued to Outside Directors while this Plan is in effect.

(d) The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Holding Company. Shares underlying outstanding awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the awards terminate, expire or are forfeited without vesting or having been exercised, new awards may be granted with respect to these shares subject to the limitations set forth in this Section 4.

5.           ELIGIBILITY.

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate, as it sees fit.

6.           NON-STATUTORY STOCK OPTIONS.

The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, once the Non-Statutory Stock Option becomes exercisable.

(c) Non-Transferability. Unless otherwise determined by the Committee, a Participant may not sell, transfer, assign, pledge, or otherwise encumber or dispose of a Non-Statutory Stock Option. Except in the event of the Participant’s death or pursuant to a domestic relations order, a Non-Statutory Stock Option is not transferable. Upon the death of a Participant, a Non-Statutory Stock Option is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Non-Statutory Stock Options are transferable pursuant to a domestic relations order. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act and would not constitute an impermissible acceleration under Section 409A of the Code. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (i) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee; or (ii) a transfer for no consideration to: (w) any member of the Participant’s Immediate Family, (x) any trust solely for the benefit of members of the Participant’s Immediate Family, (y) any partnership whose only partners are members of the Participant’s Immediate Family, and (z) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant’s Immediate Family. For purposes of this Section 6(c), “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Statutory Stock Option.

(d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or a termination following a Change in Control, the Participant may exercise only a Non-Statutory Stock Option that was vested at the date of such termination, but only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Non-Statutory Option. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director. Any Non-Statutory Stock Options held by a Participant that are not vested as of the date of termination of the Participant’s employment or other service shall be forfeited.

(e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each the Non-Statutory Stock Option held by such Participant at Retirement shall become fully vested and exercisable, and shall remain exercisable for a period of two (2) years following the date of Retirement, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.

(f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, each Non-Statutory Stock Option held by such Participant at termination shall immediately become fully vested and exercisable and shall remain exercisable for a period of one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.

(g) Acceleration Upon a Change in Control. In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant as of the date of the Change in Control shall immediately become fully vested and exercisable and shall remain exercisable until the expiration of the term of the Non-Statutory Stock Option regardless of termination of employment or service.

(h) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of shares of Common Stock.

7.           INCENTIVE STOCK OPTIONS.

The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an employee of the Holding Company or any subsidiary of the Holding Company (within the meaning of Section 422 of the Code) upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, stock representing more than 10% of the total combined voting securities of the Holding Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

(d) Non-Transferability. No Incentive Stock Option shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution and is exercisable, during his or her lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

(e) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or a termination following a Change in Control, the Participant may exercise only an Incentive Stock Option that was vested at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director; however, any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three (3) months following the Participant’s cessation of employment (without regard to any extended period during which he serves consultant, advisor or Outside Director). Any Incentive Stock Options in which the Participant has not become vested as of the date of termination of the Participant’s employment or other service (including for this purpose any extended period during which he serves consultant, advisor or Outside Director) shall be forfeited.

(f) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each Incentive Stock Option held by such Participant at Retirement shall become fully vested and exercisable, and shall remain exercisable for a period of two (2) years following the date of Retirement, or, if sooner, until the expiration of the term of the Incentive Stock Option. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three (3) months following the Participant’s cessation of employment.

(g) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment due to Disability or death, each Incentive Stock Option held by such Participant at termination shall immediately become fully vested and exercisable, and shall remain exercisable for a period of one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option.

(h) Acceleration Upon a Change in Control. In the event of a Change in Control all Incentive Stock Options held by a Participant as of the date of the Change in Control shall immediately become fully vested and exercisable and shall remain exercisable until the expiration of the term of the Incentive Stock Option regardless of termination of employment. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Stock Options more than three (3) months from the Participant’s cessation of employment.

(i) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of shares of Common Stock.

(j) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten (10) days of such disposition.

8.           STOCK AWARDS.

The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Stock Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Whole Shares Only. Stock Awards may only be made in whole shares of Common Stock.

(b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant.

(c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or service for any reason other than Retirement, Disability or death, or termination following a Change in Control, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director.

(d) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, all Stock Awards held by the Participant at Retirement shall become fully vested.

(e) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant’s service due to Disability or death all unvested Stock Awards held by such Participant at termination shall immediately vest as of the date of such termination.

(f) Acceleration Upon a Change in Control. In the event of a Change in Control, all unvested Stock Awards held by a Participant shall immediately vest.

(g) Issuance of Certificates. Reasonably promptly after the Date of Grant with respect to shares of Common Stock pursuant to a Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Stock Award was granted, evidencing such shares; provided, that the Holding Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan and Award Agreement entered into between the registered owner of such shares and NewAlliance Bancshares, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510.”
Such legend shall not be removed until the Participant becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 8(g), in connection with a Stock Award, shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.

(h) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i)       Unless otherwise determined by the Committee, the recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber or dispose of shares subject to the

Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii)      Except in the event of the Participant’s death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his or her lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Stock Awards are transferable pursuant to a domestic relations order.

(i) Treatment of Dividends. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan (or at such other time as the Committee may determine with respect to a Participant), such Participant or beneficiary shall also be entitled to receive, with respect to each such share awarded, a payment equal to any cash dividends or other distributions and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends or other distributions falls on or after the date a Stock Award is granted.

(j) Voting of Stock Awards. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to vote such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose.

(k) Payment. Payment due to a Participant upon the redemption of a Stock Award shall be made in the form of shares of Common Stock.

9.           STOCK APPRECIATION RIGHTS.

The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Exercise. Each Stock Appreciation Right shall entitle the Participant to whom it is granted, so long as the Stock Appreciation Right is exercisable and subject to such limitations as the Committee may have imposed, to surrender any then exercisable portion of the Stock Appreciation Right and to receive from the Company in exchange therefore, without the payment of cash (except for applicable employee withholding taxes) that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value on the date of surrender of one share of Common Stock over the exercise price established by the Committee, which shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant, and (ii) the number of shares of Common Stock covered by the Stock Appreciation Right being surrendered.

(b) Terms of Stock Appreciation Rights. The Committee shall determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right. A Stock Appreciation Right may not include any feature for the deferral of compensation (within the meaning of Section 409A of the Code) other than the deferral of recognition of income until exercise of the Stock Appreciation Right. Each Award Agreement for a Stock Appreciation Right shall specify the maximum number of shares of Common Stock that may be issued in connection with the Stock Appreciation Right and in the absence of any such specification, the maximum number of shares of Common Stock that may be issued in connection with the Stock Appreciation Right shall be the number of shares of Common Stock covered by the Stock Appreciation Right.

(c) Non-Transferability. Unless otherwise determined by the Committee, a Participant may not sell, transfer, assign, pledge, or otherwise encumber or dispose of a Stock Appreciation Right. Except in the event of the Participant’s death or pursuant to a domestic relations order, a Stock Appreciation Right is not transferable. Upon the death of a Participant, a Stock Appreciation Right is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Stock Appreciation Rights are transferable pursuant to a domestic relations order.

(d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or following a change in Control, the Participant may exercise a Stock Appreciation Right that was vested at the date of such termination but only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Stock Appreciation Right. To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director. Any Stock Appreciation Rights in which a Participant has not become vested as of the date of termination of a Participant’s employment or other service shall be forfeited.

(e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each Stock Appreciation Right held by such Participant at Retirement shall become fully vested and exercisable, and shall remain exercisable for a period of two (2) years following the date of Retirement, or if sooner, until the expiration of the term of the Stock Appreciation Right.

(f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, each Stock Appreciation Right held by such Participant at termination shall immediately become fully vested and exercisable, and shall remain exercisable for a period of one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Stock Appreciation Right.

(g) Acceleration Upon a Change in Control. In the event of a Change in Control, all Stock Appreciation Rights held by a Participant as of the date of the Change in Control shall immediately become fully vested and exercisable, and shall remain exercisable until the expiration of the term of the Stock Appreciation Right regardless of termination of employment or service.

(h) Payment. Payment due to a Participant upon the exercise of a Stock Appreciation Right shall be made in the form of shares of Common Stock.

10.          PERFORMANCE AWARDS.

The Committee may make grants of Performance Awards to an eligible individual upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Grants of the Performance Awards. Performance awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of Performance Awards granted to a Participant. The period over which performance is to be measured (a “performance cycle”) shall commence on the date specified by the Committee and shall end on the last day of a fiscal year specified by the Committee. A Performance Award shall be paid no later than the 15th day of the third month following the completion of a performance cycle. Performance awards may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Common Stock, the value of each such share of Common Stock being equal to the Fair Market Value of a share of Common Stock.

(b) Terms of the Performance Awards. The Committee shall determine the dates on which Performance Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any Performance Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. The value of each Performance Award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. If a Performance Award may be paid in Common Stock, the Award Agreement for a Performance Award shall specify the maximum number of shares of Common Stock that may be paid in connection with the Performance Award.

(c) Performance Goals. The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Holding Company, one or more of its Affiliates or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

(d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or service prior to the end of the performance cycle for any reason other than Retirement, Disability or death, or following a Change in Control, any Performance Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Performance Awards shall become null and void. To the extent determined by the

Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as an Outside Director, including a Director Emeritus or Advisory Director.

(e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, each Performance Award held by such Participant at Retirement shall become fully vested and shall earn a proportionate portion of the Performance Award based upon the elapsed portion of the performance cycle and the Holding Company’s performance over that portion of such cycle.

(f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant’s service due to Disability or death, each Performance Award held by such Participant at termination shall become fully vested and shall earn a proportionate portion of the Performance Award based upon the elapsed portion of the performance cycle and the Holding Company’s performance over that portion of such cycle.

(g) Acceleration Upon a Change in Control. In the event of a Change in Control that also constitutes a “change in the ownership or effective control of” the Holding Company, or a change in the ownership of a substantial portion of the Holding Company’s assets (in each case as determined under regulations issued pursuant to Section 409A(a)(2)(A)(v) of the Code), each Performance Award held by a Participant shall become fully vested and shall earn a proportionate portion of the Performance Award based upon the elapsed portion of the performance cycle and the Holding Company’s performance over that portion of such cycle ended immediately prior to the Change in Control; provided, however, that if an event that constitutes a Change in Control hereunder does not constitute a “change in the ownership or effective control of” the Holding Company, or a change in the ownership of a substantial portion of the Holding Company’s assets (in each case as determined under regulations issued pursuant to Section 409A(a)(2)(A)(v) of the Code), no payments with respect to the Performance Awards shall be made under this Section 10(g) to the extent such payments would constitute an impermissible acceleration under Section 409A of the Code.

(h) Non-Transferability. Unless otherwise determined by the Committee, a Participant may not sell, transfer, assign, pledge, or otherwise encumber or dispose of a Performance Award. Except in the event of the Participant’s death or pursuant to a domestic relations order, a Performance Award is not transferable. Upon the death of a Participant, a Performance Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. Performance Awards are transferable pursuant to a domestic relations order.

(i) Payment. The Committee shall determine the portion of each Performance Award that is earned by a Participant on the basis of the Holding Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a Performance Award shall be paid out in Common Stock, cash or any combination thereof, as the Committee may determine. To the extent that the earned portion of a Performance Award is paid in Common Stock, the number of shares of Common Stock paid shall reduce the number of shares of Common Stock reserved for Awards under Section 4. The maximum value of the earned portions of Performance Awards that can be paid to a Participant during any calendar year may not exceed $2,000,000. Notwithstanding anything herein to the contrary, no payment of any portion of a Performance Award shall be paid to a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)(i)) on account of termination of employment for reasons other than death or Disability before the date that is 6 months after the date of termination of service (within the meaning of Code Section 409A(a)(2)(B)(i)). To the extent determined by the Committee, a Participant may be deemed not to have terminated employment to the extent that the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as a Director Emeritus or Advisory Director. A Participant must be a director, officer or employee of, or otherwise perform services for, the Holding Company or one or more of its Affiliations at the end of the performance cycle in order to be entitled to payment of a Performance Award issued in respect of such cycle.

11.          METHOD OF EXERCISE OF OPTIONS.

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms permitted by the Committee, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the day immediately preceding the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer.

12.          RIGHTS OF PARTICIPANTS.

No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant’s services.

13.          DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

14.          DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent dilution, diminution, or enlargement of the rights of the Participant, in the number and kind of shares with respect to which Awards may be granted under this Plan (including the limits set forth in Section 4) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Exercise Price, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

(b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan including, without limitation, substitution of securities of any other corporation in connection with a merger or other corporate transaction; or

(c) adjustments in the Exercise Price of outstanding Options or Stock Appreciation Rights. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

15.          TAXES.

(a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise or payment of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan to the extent that withholding from the shares of Common Stock due the Participant does not cause the Award to be deferred compensation within the meaning of Code section 409A, or (iii) any combination of the foregoing; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

(b) If any disqualifying disposition described in Section 7(j) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 16 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

16.          NOTIFICATION UNDER SECTION 83(b).

The Committee may, on the Date of Grant or any later date, prohibit a Participant from making the election described below. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Stock Award, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

17.          AMENDMENT OF THE PLAN AND AWARDS.

(a) Except as provided in paragraph (c) of this Section 17, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that amendments shall be submitted for shareholder approval to the extent required by law, regulation or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification or approval. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

(b) Except as provided in paragraph (c) of this Section 17, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

(c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of allowing any Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the Date of Grant.

(d) Except to the extent and solely for the reasons set forth in Section 14 of the Plan, Options or Stock Appreciation Rights granted under this Plan may not, without the prior approval of the Company’s shareholders, be repriced, replaced or regranted either through cancellation of a previously granted Option or Stock Appreciation Right and issuance of a new Option (or Stock Appreciation Right) or by lowering the Exercise Price of a previously granted Option or Stock Appreciation Right.

(e) It is intended that the grant, vesting and payment of Awards under this Plan shall not result in a deferral of compensation under Section 409A of the Code and the Treasury guidance promulgated thereunder. If, however, it is determined that the Plan is or may be subject to Section 409A of the Code and any provision of the Plan could be construed in form or operation not to comply with Section 409A and the Treasury guidance promulgated thereunder, such provision shall be interpreted and construed (and, if necessary, reformed through formal plan amendments) to comply with Section 409A and the Treasury guidance promulgated thereunder, and no consent of a Participant or beneficiary shall be necessary to give effect to such interpretation, construction or amendment.

18.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective immediately upon the affirmative vote of a majority of the votes cast at the Holding Company’s 2005 annual meeting of shareholders.

19.          TERMINATION OF THE PLAN.

The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; or (ii) the issuance of a number of shares of Common Stock pursuant to Awards is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s vested rights under a previously granted Award.

20.          APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Delaware to the extent not pre-empted by applicable federal law.

FORM OF PROXY

REVOCABLE PROXY

NEWALLIANCE BANCSHARES, INC.
Annual Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of NewAlliance Bancshares, Inc. (“NewAlliance”) hereby appoints Eric A. Marziali, Gerald B. Rosenberg and Robert N. Schmalz, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the “Annual Meeting”) to be held at 8:00 a.m., local time, on Wednesday, April 27, 2005, at the Radisson Hotel & Conference Center, Cromwell, Connecticut 06416, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the approval of the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (Proposal 2); FOR the ratification of NewAlliance’s appointment of independent auditors (Proposal 3); and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Brian S. Arsenault, Executive Vice-President-Investor Relations of NewAlliance, by re-voting by telephone or on the internet, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be dated and signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

APRIL 27, 2005

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the
envelope provided as soon as possible.
-- OR --	COMPANY NUMBER
TELEPHONE – Call toll-free 1-800-
(1-800- - ) from any touch-tone telephone and	ACCOUNT NUMBER
follow the instructions. Have your proxy card
available when you call.	CONTROL NUMBER
-- OR --
INTERNET – Access [e-mail address] and follow
the on-screen instructions. Have your proxy card
available when you access the web page.

↓ Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the internet. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

1.	To elect four directors to serve for three-year terms (Proposal 1).
	☐	FOR ALL NOMINEES	☐	FOR ALL EXCEPT	m	Roxanne J. Coady
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			m	John F. Croweak
		(See instructions below)			m	Sheila B. Flanagan
					m	Richard J. Grossi

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.	☐
Please note that changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.	To approve the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (Proposal 2).	☐	☐	☐

3.	To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors of	FOR	AGAINST	ABSTAIN
	NewAlliance for the fiscal year ending December 31, 2005 (Proposal 3).	☐	☐	☐

4.	The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of NewAlliance’s Board of Directors.

Signature of Shareholder__________________________  Date:_________  Signature of Shareholder_________________________  Date:________

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear ESOP Participants:

     On behalf of the Board of Directors of NewAlliance Bancshares, Inc. (the "Company"), I am forwarding you the attached YELLOW vote authorization form provided for the purpose of conveying your voting instructions to Riggs Bank, N.A. (the "ESOP Trustee") on the proposals to be presented at the Annual Meeting of Stockholders of the Company to be held April 27, 2005. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of the Company Stockholders and a copy of the Company’s Annual Report on Form 10-K.

     As a participant in the NewAlliance Employee Stock Ownership Plan (the "ESOP"), you are entitled to vote all shares of Company common stock allocated to your account as of March 4, 2005. All allocated shares of Company common stock will be voted as directed by participants, as long as participants’ instructions are received by the ESOP Trustee by April 15, 2005. If you do not direct the ESOP Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

     In order to direct the voting of the shares of Company common stock allocated to your account under the ESOP, please compete and sign the attached YELLOW vote authorization form and return it in the enclosed postage-paid envelope no later than April 15, 2005. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or NewAlliance Bank.

Sincerely,

/s/ Peyton R. Patterson

Peyton R. Patterson
Chairman, President and CEO

Name: ______________________________________________

Shares: _____________________________________________

VOTE AUTHORIZATION FORM

     I understand that Riggs Bank, N.A. (the "ESOP Trustee") is the holder of records and custodian of all shares allocated to me of NewAlliance Bancshares, Inc. (the "Company") common stock under the NewAlliance Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on April 27, 2005.

     Accordingly, the ESOP Trustee is to vote my shares of Company Stock as follows:

1.    To elect four directors to serve for three-year terms (Proposal 1) (unless the "WITHHOLD" or "FOR ALL EXCEPT" Box is marked and the instructions below are complied with).

☐	FOR ALL NOMINEES	☐	FOR ALL EXCEPT	o	Roxanne J. Coady
				o	John F. Croweak
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			o	Sheila B. Flanagan
	(See instructions below)			o	Richard J. Grossi

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. To approve the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (Proposal 2).	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors of NewAlliance for the fiscal year ending December 31, 2005 (Proposal 3).	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of NewAlliance’s Board of Directors.

     The ESOP Trustee is hereby authorized to vote any shares of Company stock allocated to me in its trust capacity as indicated above.

_____________________	_____________________
Date	Signature

Dear 401(k) Plan Participant:

     On behalf of the Board of Directors, I am forwarding to you the attached GREEN vote authorization form for the purpose of conveying your voting instructions to Riggs Bank, N.A., (the "Plan Trustee") on the proposals to be presented at the Annual Meeting of Stockholders of NewAlliance Bancshares, Inc. (the "Company") on April 27, 2005. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders and the Company’s Annual Report to Stockholders on Form 10-K.

     As an investor in the Company Stock Fund under the 401(k) Plan, you are entitled to vote all shares of Company common stock credited to your account in the 401(k) Plan as of March 4, 2005. The Plan Trustee will vote the Company common stock credited to your account as directed by you if your instructions are received by April 15, 2005.

     At this time, in order to direct the voting of shares of Company common stock credited to your account in the 401(k) Plan, please complete and sign the attached GREEN voting instruction card and return it in the enclosed postage-paid envelope. The Plan Trustee must receive your instructions by April 15, 2005. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or NewAlliance Bank.

Sincerely,

/s/ Peyton R. Patterson

Peyton R. Patterson
Chairman, President and CEO

Name: ______________________________________________

Shares: _____________________________________________

VOTE AUTHORIZATION FORM

     I understand that Riggs Bank, N.A. (the "401(k) Plan Trustee") is the holder of records and custodian of all shares of NewAlliance Bancshares, Inc. (the "Company") common stock credited to my account under the 401(k) Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on April 27, 2005.

     Accordingly, the 401(k) Plan Trustee is to vote my shares of Common Stock as follows:

1. To elect four directors to serve for three-year terms (Proposal 1) (unless the "WITHHOLD" or "FOR ALL EXCEPT" Box is marked and the instructions below are complied with).

☐	FOR ALL NOMINEES	☐	FOR ALL EXCEPT	o	Roxanne J. Coady
				o	John F. Croweak
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			o	Sheila B. Flanagan
	(See instructions below)			o	Richard J. Grossi

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. To approve the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (Proposal 2).	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors of NewAlliance for the fiscal year ending December 31, 2005 (Proposal 3).	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of NewAlliance’s Board of Directors.

The 401(k) Plan Trustee is hereby authorized to vote any shares of the Company common stock credited to me in its trust capacity as indicated above.

_____________________	_____________________
Date	Signature